UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

THE CHOSEN, INC.

(Name of Registrant As Specified In Charter)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Hey there, Dallas here!
As you read the enclosed information (which I encourage you to do), I want you to hear directly from me the clarity and simplified version of what’s going on. I always ask my team to simplify things for me so I can understand and then explain. So here it goes…
In 2017, we launched my short film “The Shepherd” as part of a partnership with a distributor named Angel Studios. In late 2022, we established a relationship with the non-profit organization Come and See (CAS) and entrusted them with our copyrights and trademarks to The Chosen. This transaction made it possible for CAS to accept tax-deductible donations that would pay for the production of future seasons. We also received a loan from CAS that enabled us to do the following:
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Repay prior debts.

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Complete the construction of our set and soundstage in Texas.

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Deliver to you a return on your investment of 120%.

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Increase our marketing efforts around the world.

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Expand our workforce to build a sustainable long-term business that could also include future Chosen projects.

Through their pre-existing commitments as well as your donations, Come and See was able to fund Season 4 and is halfway through funding Season 5. They’ve also translated, captioned, and dubbed Seasons 1-3 in over 50 languages, and are well on their way to 600 languages in the next few years. They’ve also made the show available in prisons, churches, and ministries around the world.
In the enclosed documents and our SEC filing, you’ll see that CAS has made an offer of $276 million (taking into account certain prior payments between the parties) for the rights to The Chosen. That sounds like a huge number, of course, but to be clear, it includes forgiveness of the $145 million loan from 2022 and over $100 million in future payments for services and delivery of each of the remaining seasons. It’s essentially a long-term commitment to ensure the remaining seasons are funded and we’re sustainable as a growing business. They still need your donations for this long-term commitment, but the purchase of the rights allow them to invest in the show in ways they couldn’t before.
Our board has authorized the acceptance of the CAS offer and has recommended that the shareholders approve the transaction. We’ve obtained sufficient shareholder support for the transaction, and the attached documents outline the process we followed and the transaction details.
I’m sure you have some questions, so I hope the answers below address the bulk of them:
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How much is changing? In short, not much, and certainly very little on your end.

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CAS is NOT buying our company; only our “rights” (their value and availability to the world) to The Chosen.

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Along with this transaction, CAS has appointed us as the exclusive producer, distributor, and marketer of The Chosen series. Everyone in our (your) company will continue to perform the same duties.

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The benefits to us with some of these adjustments:

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No more debt.

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Assurance of the completion of seven seasons.

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Future payments for services and final delivery.

Again… on a practical level, not much is changing. This is an improved and clarified and strengthened version of our original relationship with CAS. With their extraordinary support and commitment, and your original investment in this show, our path to the first billion people to see this show is only clearer. Thanks again for your immense trust!
Dallas Jenkins
Co-founder and Chairman of the Board, The Chosen
P.S. In the meantime, please stay tuned for our announcement about Season Four. I promise it’s coming within a month.

THE CHOSEN, INC.
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
           , 2024
This Information Statement has been mailed on or about            , 2024 to stockholders of record on May 11, 2024 (the “Record Date”) of The Chosen, Inc., a Delaware corporation (the “Company” or “we,” “us” and “our”), in connection with certain actions taken by written consent, in lieu of a special meeting of stockholders, on May 11, 2024 by the holder of approximately 55% of the Company’s outstanding common stock, to sell substantially all of the Company’s assets (the “Asset Sale”), pursuant to an Asset Purchase Agreement, dated May 13, 2024 (the “Asset Purchase Agreement” or “APA”) by and between the Company and Come and See Foundation, Inc., a North Carolina non-profit corporation (“CAS”), a copy of which is attached as Annex A to this Information Statement.
The Asset Sale is part of an integrated set of transactions which detail the continuation of the production, financing and distribution of the program, The Chosen, (the “Chosen Series” or the “Series”) and related matters. Along with agreements providing for production services, program funding, distribution and marketing of the Chosen Series and related programs, the agreements contemplated by the APA include an amendment and restatement of the Company’s commercial license agreement with CAS. The first component of such license agreement amendment is CAS’ purchase of those commercial license rights from the Company, following which the parties enter into a revised commercial license as well as a production services and funding agreement. CAS’ purchase of the Company’s commercial rights to the Chosen Series is structured as an asset purchase, and is set forth in the APA.
The Asset Sale may constitute the sale of “substantially all” of the Company’s assets within the meaning of Delaware law, which would require the consent of the holders of a majority of the outstanding shares of common stock of the Company.
As permitted by Delaware law, no meeting of stockholders of the Company is being held to vote on the approval of the Asset Sale because such transaction has been approved by the requisite holder of a majority of the Company’s outstanding shares of common stock in an action by written consent of the stockholders of the Company. As a result, no further action by any stockholder is required under applicable law or under the Asset Purchase Agreement (or otherwise) to adopt the Asset Purchase Agreement or approve the Asset Sale, and the Company will not be soliciting your vote for or consent to the adoption of the Asset Purchase Agreement or the approval of the Asset Sale.
When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228(e) of the Delaware General Corporation Law (“DGCL”) requires notice of the action to those stockholders who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This notice and the accompanying Information Statement shall constitute notice from the Company to you of the written consent contemplated by Section 228(e) of the DGCL.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.
By Order of the Board of Directors,
/s/ JD Larsen

JD Larsen
Chief Financial Officer

THE CHOSEN, INC.
INFORMATION STATEMENT
Introductory Statement
The Company is a Delaware corporation with its principal executive offices located at 4 S 2600 W, Suite 5 Hurricane, Utah, 84737.
This Information Statement is being sent by the Board of Directors of the Company (the “Board”) to the Company’s stockholders to notify them of the action that the holder of approximately 55% of the Company’s outstanding shares of common stock has taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on May 11, 2024.
Copies of this Information Statement are being mailed on or around            , 2024 to the holders of record as of May 11, 2024 of the outstanding shares of the Company’s common stock.
General Information
The following action was approved by unanimous written consent of the Board on May 10, 2024, and the written consent of the holder of approximately 55% of the outstanding shares of common stock of the Company on May 11, 2024, in lieu of a special meeting of the stockholders:
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To approve the sale of substantially all of the Company’s assets to CAS.

The Asset Sale is part of an integrated set of transactions which detail the continuation of the production, financing and distribution of the Chosen Series and related matters. Along with agreements providing for production services, program funding, distribution and marketing of the Chosen Series and related programs, the agreements contemplated by the APA include an amendment and restatement of the Company’s commercial license agreement with CAS. The first component of such license agreement amendment is CAS’ purchase of those commercial license rights from the Company, following which the parties enter into a revised commercial license as well as a production services and funding agreement. CAS’ purchase of the Company’s commercial rights to the Chosen Series is structured as an asset purchase, and is set forth in the APA by and between the Company and CAS, a copy of which is attached as Annex A to this Information Statement.
The Asset Sale may constitute the sale of “substantially all” of the Company’s assets within the meaning of Delaware law, which would require the consent of the holders of a majority of the outstanding shares of common stock of the Company.
As of May 11, 2024, there were (i) 5,595,015 shares of Series B Common Stock issued and outstanding, which were held by approximately 16,000 stockholders of record and (ii) 6,950,000 shares of Series A Common Stock issued and outstanding, which were held in entirety by The Chosen Productions, LLC (“Chosen Productions”). Chosen Productions is the record owner of approximately 55% of the outstanding shares of the Company’s common stock. The Company’s Series A Common Stock are entitled to 10 votes per share and the Company’s Series B Common Stock are entitled to one vote per share, resulting in Chosen Productions controlling 92.5% of the Company’s voting power. On May 11, 2024, Chosen Productions executed a written consent approving the Asset Purchase Agreement and the Asset Sale in accordance with section 228 of the DGCL. The action by written consent is sufficient to approve the Asset Purchase Agreement and the Asset Sale without any further action or vote of the stockholders of Company. Accordingly, no other actions are necessary to approve the Asset Purchase Agreement and the Asset Sale, and no such actions are being requested.
Accordingly, the written consent was executed by the stockholder holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required. The majority stockholder is The Chosen Productions, LLC, a Utah limited liability company.
THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION

STATEMENT IS DESIGNED TO INFORM YOU OF THE ASSET SALE AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ASSET SALE AND THE BACKGROUND TO THE ASSET SALE.
NEITHER THE ASSET SALE NOR THE ASSET PURCHASE AGREEMENT HAS BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE ASSET SALE OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR STATEMENTS (OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT) REGARDING THE ASSET SALE OR THE OTHER MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, ANY SUCH REPRESENTATIONS OR INFORMATION PROVIDED MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED OR SANCTIONED BY THE COMPANY OR ANY OTHER PERSON.
This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, to stockholders of record of the Company as of May 11, 2024 in connection with the Asset Sale. You should not assume that the information contained herein is accurate as of any date other than the date hereof.
The date of the Information Statement is            , 2024.

*
Portions of this Annex are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a copy of any redacted information and/or omitted schedules to the U.S. Securities and Exchange Commission upon request.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This Information Statement (“Information Statement”) may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company’s management. When used in this filing, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements, which constitute which constitute forward looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.
Important factors that could cause actual performance or results to differ materially from those expressed in or implied by, forward-looking statements include, but are not limited to: (i) our ability to consummate the asset purchase transaction described in this Information Statement, and (ii) other factors described under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q.

SUMMARY TERM SHEET
This summary highlights important information in this Information Statement but does not contain all the information that is important to you. You should carefully read this entire Information Statement and the other documents referred to for a complete understanding of the Asset Sale. In addition, we incorporate by reference important business and financial information about the Company in this Information Statement. You may obtain the information incorporated by reference in this Information Statement without charge by following the instructions in the section entitled “Where You Can Find Additional Information.”
The Asset Sale is part of an integrated set of transactions which detail the continuation of the production, financing and distribution of the Chosen Series and related matters. Along with agreements providing for production services, program funding, distribution and marketing of the Chosen Series and related programs, the agreements contemplated by the APA include an amendment and restatement of the Company’s commercial license agreement with CAS. The first component of such license agreement amendment is CAS’ purchase of those commercial license rights from the Company, following which the parties enter into a revised commercial license as well as a production services and funding agreement. CAS’ purchase of the Company’s commercial rights to the Chosen Series is structured as an asset purchase, and is set forth in the APA by and between the Company and CAS, a copy of which is attached as Annex A to this Information Statement.
The Parties Involved in the Asset Sale
The parties involved in the Asset Sale are the Company and CAS. Chosen Productions owns approximately 55% of the outstanding shares of common stock of the Company. See “Information about the Parties” for more information.
Asset Sale
The Asset Purchase Agreement provides that CAS will acquire the following assets from the Company (the “Purchased Assets”):
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the Commercial Rights (as defined below);

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all work in progress under the Existing License Agreement (as defined below), including, without limitation, any masters, variations and footage rights associated with any Program and all derivative, ancillary and subsidiary rights therein, subject to certain exceptions;

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all rights to any actions of any nature available to or being pursued by the Company or affiliate thereof to the extent arising from or relating to the ownership of any of the other Purchased Assets following the Closing (as defined below), whether arising by way of counterclaim or otherwise;

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all of the Company’s rights under warranties, indemnities and all similar rights against third parties to the extent arising from or relating to the ownership of any of the Purchased Assets following the Closing;

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all insurance benefits, including rights and proceeds, arising from or relating to ownership of the Purchased Assets following the Closing; and

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all goodwill associated with the foregoing assets.

Consideration
The consideration for the sale of the Purchased Assets will consist of:
(i)
the forgiveness by CAS of the Existing Loan (as defined below), and any accrued but unpaid interest thereon as of the Closing Date, after offsetting an amount equal to Thirty-Four Million Five Hundred Fifty-Seven Thousand and Nine Hundred Fifty-Three Dollars ($34,557,953), representing the balance of the amount owed by CAS to the Company under the Existing Funding Agreement (as defined below) in respect of CAS’s prior purchase of CAS Reserved Rights (and after giving effect to an adjustment to the purchase price therefor as contemplated by the Asset Purchase Agreement);
(ii)
the forgiveness of an amount equal to the outstanding principal balance and accrued but unpaid interest as of the Closing Date on that certain Bridge Loan Promissory Note, dated on or about the date of the Asset Purchase Agreement, issued by the Company in favor of CAS, in the original principal amount of Eleven Million Six Hundred Eighty-Three Thousand Six Hundred Fifty-Nine Dollars and Seventeen Cents ($11,683,659.17); and

(iii)
up to Eighty-Five Million Dollars ($85,000,000) of certain Milestone Payments, which may be paid following the Closing to the extent earned upon the completion and delivery of seasons of the Chosen Series as follows:

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Twenty-one Million Two Hundred Fifty Thousand Dollars ($21,250,000) upon the completion and delivery of the fifth season of the Chosen Series;

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Twenty-one Million Two Hundred Fifty Hundred Thousand Dollars ($21,250,000) upon the completion and delivery of the sixth season of the Chosen Series; and

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Forty-Two Million Five Hundred Thousand Dollars ($42,500,000) upon the completion and delivery of the seventh season of the Chosen Series.

Conditions to Closing; Closing
Each party’s obligation to complete the Asset Sale is subject to the fulfillment or waiver, prior to the Closing, of the following conditions:
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No governmental authority shall have enacted, issued, promulgated, enforced or entered any final and non-appealable order which is in effect and has the effect of making the transactions contemplated by the Asset Purchase Agreement illegal, otherwise permanently restraining or permanently prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

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Any waiting period applicable to the consummation of the transactions contemplated by the Asset Purchase Agreement under the HSR Act (and any extension thereof) shall have expired or been terminated.

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The Company shall have filed the definitive Information Statement with the SEC and distributed the definitive Information Statement to its stockholders in accordance with the requirements under Exchange Act, and at least twenty (20) calendar days shall have elapsed from the date of such filing and distribution.

CAS’s obligation to complete the Asset Sale is subject to the fulfillment or waiver, prior to the Closing, of certain conditions, including the following:
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The Company’s representations with respect to organization and qualification of the Company, authority of the Company, certain provisions of the representations with respect to no conflicts/consents, title to Purchased Assets and commercial rights and no brokers must each be true and correct in all respects;

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The Company’s representations with respect to material contracts and intellectual property must be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect;

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All other representations and warranties of the Company must be true and correct in all respects (without giving effect to materiality or Material Adverse Effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Asset Purchase Agreement to be performed or complied with by it prior to or on the Closing Date;

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No action shall have been commenced against CAS or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated by the Asset Purchase Agreement;

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No material contract shall have been amended or terminated in such a manner that would be adverse in any material respect to the Purchased Assets without CAS’s prior written consent;

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All specified approvals, consents and waivers shall have been received, and executed counterparts thereof shall have been delivered to CAS at or prior to the Closing;

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From the date of the Asset Purchase Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect;

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The Company shall have delivered to CAS duly executed counterparts to the DMA (as defined below), the PSFA (as defined below), and each other ancillary agreement and any other documents and deliveries to be delivered at Closing;

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All encumbrances relating to the Purchased Assets, if any, shall have been released in full, other than permitted encumbrances, and the Company shall have delivered to CAS written evidence, in form satisfactory to CAS in its reasonable discretion, of the release of such encumbrances;

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Certain financing statements and security documents shall have been newly filed, terminated or amended; and

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Neither the Company nor any affiliate of the Company, or any officer or director of any of them nor the Key Man, shall have committed Misconduct.

The Company’s obligation to complete the Asset Sale is subject to the fulfillment or waiver, prior to the Closing, of certain conditions, including the following:
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CAS’s representations with respect to organization and qualification of CAS, authority of CAS, certain provisions of the representations with respect to no conflicts/consents and no brokers must each be true and correct in all respects;

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All other representations and warranties of CAS must be true and correct in all respects (without giving effect to materiality or material adverse effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of CAS to perform its obligations under the Asset Purchase Agreement;

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CAS shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Asset Purchase Agreement to be performed or complied with by it prior to or on the Closing Date;

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No action shall have been commenced against CAS or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby;

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All specified approvals, consents and waivers shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing; and

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CAS shall have delivered to the Company duly executed counterparts to the DMA, the Production Agreement, and each other ancillary agreement and any other documents and deliveries to be delivered at Closing.

Required Stockholder Approval for the Asset Sale
Since the Asset Sale may be considered to be a sale of substantially all of the assets of the Company, the Company has elected to obtain stockholder approval of the Asset Sale under Section 271 of the DGCL, which requires the approval of the holders of a majority of the outstanding shares of common stock. On May 11, 2024, Chosen Productions, which owns approximately 55% of the outstanding shares of common stock of the Company, executed a written consent approving the Asset Purchase Agreement and the Asset Sale in accordance with Section 228 of the DGCL. Under Section 271 of the DGCL and the Company’s organizational documents, the actions by written consent are sufficient to approve the Asset Purchase Agreement and the Asset Sale without any further action or vote of the stockholders of Company. Therefore, no further action by any other stockholders is required to adopt the Asset Purchase Agreement or approve the Asset Sale. As a result, the Company is not soliciting your vote for or consent to the adoption of the Asset Purchase Agreement or the approval of the Asset Sale, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Asset Purchase Agreement or the approval of the Asset Sale.
When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228(e) of the DGCL requires notice of the action to those stockholders who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement and the notice attached hereto shall constitute notice from the Company to you of the written consent by the majority stockholder as required by Section 228(e) of the DGCL.
In accordance with Rule 14c-2 of the Exchange Act, the Asset Sale may not be completed until twenty (20) calendar days after the date of mailing this Information Statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the written consent by the majority stockholder, the Asset Sale will not occur until that time has elapsed and the other conditions to Closing have been satisfied or waived.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE
The following questions and answers are presented for your convenience and only briefly address some commonly asked questions about the Asset Sale. They may not contain all of the information that is important to you. We urge you to read carefully the entire Information Statement.
Q: Why am I receiving this Information Statement?	A: Applicable laws and securities regulations require us to provide you with notice of the written consent that was delivered to the Company by the stockholder holding a majority of the outstanding shares of common stock of the Company, even though your vote or consent is neither required nor requested to adopt or authorize the Asset Purchase Agreement or the Asset Sale. The Board is providing this Information Statement to you pursuant to Section 14(c) of the Exchange Act, solely to inform you of, and provide you with information about, the Asset Sale before it is consummated.
Q: Who is entitled to receive this Information Statement?	A: Stockholders of record as of May 11, 2024, the record date, are entitled to receive this Information Statement and the accompanying notice of stockholder action by written consent, which describes the corporate action that has been approved by the written consent of the stockholder who owns approximately 55% of the Company’s outstanding shares of common stock.
Q: Am I being asked to vote on the Asset Sale?	A: No, we are not asking you to vote for approval of the Asset Sale or to provide your written consent to the Asset Sale. Your vote or written consent is not required for approval of the Asset Sale because the Asset Sale has been approved by written consent by the stockholder holding a majority of the Company’s outstanding shares of common stock. Under Delaware corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. Therefore, no action by the minority stockholders in connection with the Asset Sale is required.
Q: Did the Board approve and recommend the Asset Purchase Agreement?	A: Yes. After careful consideration, the Board unanimously (i) determined and resolved that the Asset Purchase Agreement and the consummation of the Asset Sale are in the best interests of the Company and its stockholders and (ii) approved and adopted and recommended to the stockholders in all respects the Asset Purchase Agreement and the Asset Sale.
Q: Will there be a stockholder meeting to consider and approve the Asset Sale?	A: No, a stockholder meeting will not be held to consider and approve the Asset Sale. The Asset Sale has already been approved by written consent of the Stockholder holding a majority of the outstanding shares of common stock of the Company.
Q: Will any proceeds be distributed to me as a stockholder?	A: No. The proceeds from the Asset Sale are payable solely to the Company.

Q: Is the Asset Sale subject to the satisfaction of any conditions?	A: Yes. Before the Asset Sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in “Description of the Transaction” in this Information Statement. If these conditions are not satisfied or waived, then the Asset Sale will not be consummated even though it has been approved by written consent by the holder of a majority of the outstanding shares of common stock of the Company.
Q: Am I entitled to exercise appraisal rights?	A: No. Appraisal rights are not available to the Company’s stockholders under Delaware law or the Company’s organizational documents in connection with the Asset Sale.
Q: What are the U.S. federal income tax consequences of the Asset Sale?	A: The Asset Sale is entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale. The Asset Sale likely will be treated as a taxable sale of corporate assets in exchange for forgiveness of debt and certain cash payments upon achieving certain specified milestones.
Q: What should I do now?	A: No action by you is required. However, we urge you to read this Information Statement carefully.
Q: Who can help answer my questions?	A: If you have questions about the Asset Sale or would like additional copies of this Information Statement, without charge, then you should contact us as follows:
The Chosen, Inc. Attn: David Stidham 4 S 2600 W, Suite 5 Hurricane, Utah, 84737 Tel: 435-767-1338

DESCRIPTION OF THE TRANSACTION
On May 13, 2024, the Company entered into the APA which provides for a series of transactions (the “CAS Transactions”) with CAS.
The purpose of the transactions contemplated by the Asset Purchase Agreement is to re-define the terms of an existing business relationship between the Company and CAS, pursuant to which the Company develops, produces, distributes, and markets the Series and derivatives thereof (collectively, the “Programs”) with funding from CAS.
Prior to giving effect to the CAS Transactions, CAS owns the intellectual property rights to the Programs and currently licenses the commercial rights to the Programs, including, without limitation, the right to develop, produce, distribute and market the Programs (collectively, the “Commercial Rights”), to the Company on an exclusive basis, subject to CAS’s retention of certain rights to distribute and market the Programs to the non-profit sector (as defined below), pursuant to a License Agreement, dated as of November 29, 2022, by and between the Company and CAS (the “Existing License Agreement”). CAS provided the Company with a loan in the aggregate principal amount of $145,500,000 (the “Existing Loan”) to enable the Company’s development, production, distribution, and marketing of the Programs, pursuant to an existing Contribution Funding and Production Agreement, dated as of November 29, 2022, between CAS and the Company (as successor-in-interest to The Chosen, LLC, a Utah limited liability company), as the same has been amended from time to time (the “Existing Funding Agreement”).
The Asset Sale that is the subject of this Information Statement is part of an integrated set of transactions which detail the continuation of the production, financing and distribution of the Chosen Series and related matters. Along with agreements providing for production services, program funding, distribution and marketing of the Chosen Series and related programs, the agreements contemplated by the APA include an amendment and restatement of the Company’s commercial license agreement with CAS. The first component of such license agreement amendment is CAS’ purchase of those commercial license rights from the Company, following which the parties enter into a revised commercial license as well as a production services and funding agreement. CAS’ purchase of the Company’s commercial rights to the Chosen Series is structured as an asset purchase, and is set forth in the APA by and between the Company and CAS, a copy of which is attached as Annex A to this Information Statement.
The CAS Transactions are set forth in (i) the APA by and between CAS and Company, (ii) the Production Services and Funding Agreement (the “PSFA”) between CAS and The Chosen Texas, LLC (“TCT”), and (iii) the Amended and Restated Distribution License and Marketing Services Agreement (the “DMA”, and together with the PSFA and APA, the “CAS Agreements”) between CAS and Company.
Pursuant to the terms of, and as more specifically set forth in, the CAS Agreements, CAS (a) agreed to restructure the existing transactions with the Company with respect to the intellectual property assets (the “Assigned Rights”) comprising the Series, including the first four existing seasons in distribution and all unproduced seasons of episodes, plus derivatives (collectively with The Chosen, the “The Chosen Programs”), but excluding all physical props, stages, sets, wardrobe, real estate, fixtures, emblements and equipment which were created by TCT (now or in the future) for The Chosen; (b) agreed to make a series of financial contributions over time to the Company in the aggregate amount of up to $256,000,000 (the “Contribution Commitment”) each for Company’s and TCT’s use in the development, production, distribution and marketing of The Chosen and certain other potential projects, and including the Company’s and its principals’ agreement to continue developing, producing and delivering The Chosen, and as consideration for CAS’s purchase of the commercial rights in and to The Chosen Programs, and certain other assets; (c) engaged TCT as the exclusive and lead producer for the development, production and delivery of The Chosen (subject to the Key Man Affiliation) (as defined below), as more particularly set forth below; and (d) engaged Company exclusively to distribute and license The Chosen Programs in all media throughout the universe, excluding the CAS Reserved Rights, in each case, as more particularly set forth below.
Asset Purchase Agreement
Under the terms of the Asset Purchase Agreement, the Company agreed to sell to CAS the commercial rights to the Series and any and all derivatives thereof (and related rights), subject to certain conditions.
The closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”) will take place on the second business day following the satisfaction or waiver of the closing conditions or such other date as the parties may mutually determine (the “Closing Date”).

The consideration for the sale of the Purchased Assets will consist of:
(i)
the forgiveness by CAS of the Existing Loan, and any accrued but unpaid interest thereon as of the Closing Date, after offsetting an amount equal to Thirty-Four Million Five Hundred Fifty-Seven Thousand and Nine Hundred Fifty-Three Dollars ($34,557,953), representing the balance of the amount owed by CAS to the Company under the Existing Funding Agreement in respect of CAS’s prior purchase of CAS Reserved Rights (and after giving effect to an adjustment to the purchase price therefor as contemplated by the Asset Purchase Agreement);

(ii)
the forgiveness of an amount equal to the outstanding principal balance and accrued but unpaid interest as of the Closing Date on that certain Bridge Loan Promissory Note, dated on or about the date of the Asset Purchase Agreement, issued by the Company in favor of CAS, in the original principal amount of Eleven Million Six Hundred Eighty-Three Thousand Six Hundred Fifty-Nine Dollars and Seventeen Cents ($11,683,659.17); and

(iii)
up to Eighty-Five Million Dollars ($85,000,000) of certain Milestone Payments, which may be paid following the Closing to the extent earned upon the completion and delivery of seasons of the Chosen Series as follows:

•
Twenty-one Million Two Hundred Fifty Thousand Dollars ($21,250,000) upon the completion and delivery of the fifth season of the Chosen Series;

•
Twenty-one Million Two Hundred Fifty Hundred Thousand Dollars ($21,250,000) upon the completion and delivery of the sixth season of the Chosen Series; and

•
Forty-Two Million Five Hundred Thousand Dollars ($42,500,000) upon the completion and delivery of the seventh season of the Chosen Series.

Distribution License and Marketing Services Agreement and Production Services and Funding Agreement
As part of the CAS Transactions, pursuant to the terms and conditions of, and as more specifically set forth in, the DMA, CAS shall grant to the Company: (i) an exclusive worldwide license to exploit the commercial exploitation rights in all media and languages (excluding the CAS Reserved Rights set forth below), ancillary rights, licensed trademark rights and marketing servicing rights (collectively, the “Distribution Rights”) with respect to The Chosen Programs for a period of ten (10) years (subject to: (a) a 5-year extension if certain other potential projects are produced under the PSFA and (b) automatic annual extensions if certain conditions are satisfied) and (ii) subject to the satisfaction of certain conditions, the right (the “TM Royalty Rights”) to use “The Chosen” brand in connection with the Company’s and/or its affiliates’ production of other biblical universe projects (each, a “Chosen-Branded Production”). CAS shall retain the following rights with respect to The Chosen Programs (collectively, the “CAS Reserved Rights”): (a) exclusive rights to distribute The Chosen Programs (in all languages) to non-profit entities and institutions (e.g., non-profit public and private educational institutions, ministries, churches, religious organizations and NGOs, government-religion organizations and public/private partnerships, educational institutions and schools affiliated with religious or ministerial organizations); (b) exclusive rights to solicit charitable donations in connection with such non-profit sector distribution of, and in support of the further distribution of, The Chosen Programs; (c) certain exclusive and non-exclusive rights to stream The Chosen Programs on CAS’ non-profit video-on-demand (VOD) app and other related non-profit VOD media; (d) certain approval and other administrative rights respecting the production and distribution of The Chosen Programs, in each case, as more specifically set forth in the DMA and (e) other rights related to the foregoing. The Company shall be required to pay CAS: certain percentages of (i) the gross receipts from Company’s exploitation of the Distribution Rights after recoupment of certain marketing expenses; (ii) the gross receipts from Company’s exploitation of certain ancillary rights; and (iii) the gross receipts from Company’s exploitation of the TM Royalty Rights for each Chosen-Branded Production. All other gross receipts with respect to the Distribution Rights and TM Royalty Rights are retained by Company.
As part of the CAS Transactions, pursuant to the terms and conditions of, and as more specifically set forth in, the PSFA, (i) CAS shall engage TCT to render all development and production services in order to fully deliver the future episodes of The Chosen (through Season 7), plus potential additional programming related to The Chosen; (ii) CAS shall provide the production costs of the future episodes of The Chosen (through Season 7), plus potential additional programming related to the Chosen; (iii) CAS shall own all rights in and to The Chosen on a work-made-for-hire basis; (iv) CAS shall pay to TCT a market-rate production services fee based upon the agreed budgeted amounts, for the actual development, production and post-production services for a season (or motion picture) through and including complete delivery of The Chosen; and (v) CAS shall have a right of first negotiation to acquire the CAS Reserved Rights regarding projects based upon the Bible or related Biblical stories that TCT, Company and/or their respective affiliates elect to produce, co-develop, co-produce, finance or co-finance for the longer of the term of the PSFA and the DMA. TCT acting through Dallas Jenkins (the “Key Man”) (and conditioned upon the Key Man being engaged by TCT or Company as the principal showrunner of Seasons 5-7 of The Chosen, to render creative writing and directing services on a first-priority basis and on an exclusive basis during principal photography of each episode of The Chosen) has customary creative control and creative discretion respecting the artistic and creative elements of The Chosen (the “Key Man Affiliation”). The Key Man has agreed with the Company certain exclusivity and first priority restrictions upon his providing of creative services to persons and projects other than The Chosen, which are generally applicable throughout the production and delivery of Season 7 of The Chosen. Such exclusivity provisions of the Key Man are memorialized in certain agreements between the Key Man and the Company, and in the CAS Agreements. Subject to the Key Man Affiliation, TCT will have control over ordinary course, day-to-day business and production matters of The Chosen.
Regulatory Matters
Other than federal securities laws and certain required licenses, no United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed Asset Sale.
Stockholder Consent
As of May 11, 2024, there were (i) 5,595,015 shares of Series B Common Stock issued and outstanding, which were held by approximately 16,000 stockholders of record and (ii) 6,950,000 shares of Series A Common Stock issued and outstanding, which were held in entirety by Chosen Productions. Chosen Productions is the record owner of approximately 55% of the outstanding shares of the Company’s common stock. The Company’s Series A Common Stock are entitled to 10 votes per share and the Company’s Series B Common Stock are entitled to one vote per share, resulting in Chosen Productions controlling 92.5% of the Company’s voting power.
Under Section 228 of the DGCL and the Company’s bylaws, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by the stockholders holding not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted. Under the Company’s certificate of incorporation, the holders of a majority of the outstanding shares of the Company’s Common Stock can approve such actions by written consent. Accordingly, approval of the Asset Sale requires the affirmative vote or written consent of a majority of the outstanding shares of the Company’s Common Stock. On May 11, 2024, the holder of approximately 55% of the Company’s outstanding shares of Common Stock executed and delivered to the Secretary of the Company its consent approving the Asset Purchase Agreement and the Asset Sale. Therefore, the Company has obtained all necessary corporate approval in connection with the Asset Purchase Agreement and the Asset Sale. In accordance with Section 228 of the DGCL, the Company is delivering this Information Statement to provide notice to all holders of the Company’s Common Stock as of the Record Date who did not participate in the action by written consent taken by the majority stockholder of the Company. The Company is not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by written consent of the majority stockholder of the Company and giving stockholders notice of the Asset Sale

THE ASSET PURCHASE AGREEMENT
The following is a summary of the material terms of the Asset Purchase Agreement, dated May 13, 2024, by and between the Company and CAS. This summary does not purport to describe all the terms of the Asset Purchase Agreement and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Annex A. The Company urges you to read the Asset Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this Information Statement, is the legal document that governs the Asset Sale. Capitalized terms used in this summary of the Asset Purchase Agreement set forth in this Information Statement and not otherwise defined have the meanings assigned to these terms in the Asset Purchase Agreement.
The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of specific dates and may be subject to more recent developments. These representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.
General
The purpose of the transactions contemplated by the Asset Purchase Agreement is to re-define the terms of an existing business relationship between the Company and CAS, pursuant to which the Company develops, produces, distributes, and markets the Programs with funding from CAS.
Prior to the transactions contemplated by the Asset Purchase Agreement, CAS owns the intellectual property rights to the Programs and currently licenses the Commercial Rights to the Company on an exclusive basis, subject to the CAS Reserved Rights, pursuant to the Existing License Agreement. CAS provided the Company with the Existing Loan to enable the Company’s development, production, distribution, and marketing of the Programs, pursuant to the Existing Funding Agreement.
Under the terms of the Asset Purchase Agreement, the Company has agreed to:
•
restructure the Commercial Rights and certain other assets to CAS (the “Asset Sale”) (with the Commercial Rights being reacquired from CAS accomplished by the amendment and restatement of the Existing License Agreement in the form of the DMA, pursuant to which the Company will continue to develop, produce, distribute, and market the Programs on an exclusive basis subject to re-negotiated royalty and other terms; and

•
consummate a series of transactions resulting in the termination of the Existing Funding Agreement (and the forgiveness of the Existing Loan), and the implementation of the PSFA, pursuant to which the Company will be engaged to provide production services to CAS in respect of the Programs and CAS will continue fund the Company’s activities in respect of the Programs.

Assets to be Sold
The Asset Purchase Agreement provides that CAS will acquire the following assets from the Company (the “Purchased Assets”):
•
the Commercial Rights;

•
all work in progress under the Existing License Agreement, including, without limitation, any masters, variations and footage rights associated with any Program and all derivative, ancillary and subsidiary rights therein, subject to certain exceptions;

•
all rights to any actions of any nature available to or being pursued by the Company or affiliate thereof to the extent arising from or relating to the ownership of any of the other Purchased Assets following the Closing, whether arising by way of counterclaim or otherwise;

•
all of The Company’s rights under warranties, indemnities and all similar rights against third parties to the extent arising from or relating to the ownership of any of the Purchased Assets following the Closing

•
all insurance benefits, including rights and proceeds, arising from or relating to ownership of the Purchased Assets following the Closing; and

•
all goodwill associated with the foregoing assets.

Assets to be Retained by the Company
Certain assets of the Company will be retained by the Company following the Closing, including, among others:
•
all current cash and cash equivalents of the Company;

•
all accounts receivable of the Company;

•
any prepaid expenses, credits, accounts receivable, refunds, rights of set off, rights of recoupment, deposits and other amounts or receivables arising from or relating to the ownership of the Purchased Assets prior to the Closing;

•
all rights to any actions of any nature available to or being pursued by the Company or affiliate thereof to the extent arising from or relating to the ownership of any of the Purchased Assets prior to the Closing, whether arising by way of counterclaim or otherwise;

•
all of the Company’s rights under warranties, indemnities and all similar rights against third parties to the extent arising from or relating to the ownership of any of the Purchased Assets prior to the Closing;

•
all insurance benefits, including rights and proceeds, arising from or relating to ownership of the Purchased Assets prior to the Closing;

•
any equity interest in the Company or any of its subsidiaries;

•
all right, title and interest in and to the intellectual property and any and all other tangible and intangible property and rights with respect to certain projects, including “Jonathan and Jesus”;

•
all tangible or physical assets (including, without limitation, props, sets, wardrobe, equipment, etc.) whether now in existence or hereafter created, in connection with the production of the Chosen Series;

•
all computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, owned or licensed by the Company and/or an affiliate of the Company, including, without limitation, software licensed and or owned by the Company and/ or an affiliate of the Company in connection with the development, production and/or post-production of audiovisual productions and/or otherwise used in connection with the operations or management of the Company;

•
all contracts, including, without limitation, certain specified license agreements;

•
any tax return of the Company or any affiliate of the Company;

•
all current and future saleable items of merchandise of every type and description;

•
certain scheduled assets which are not material to the Chosen Series; and

•
any consumer good or product existing only in a digital or electronic form and which is transferred electronically or any similar digital asset under applicable state law, including, without limitation, any e-books, movies streamed over the internet, phone ringtones, podcasts, electronic music, sound and video files, web URLs, digital images or photographs, digital tickets/tokens, audiobooks, digital fonts/logos/graphics, digital code on a blockchain comprised of unique identification codes and metadata that distinguish them from one another, and other digital goods of a similar nature (excluding, for the avoidance of doubt, any rights that may be associated therewith).

The Company will be retaining all liabilities relating to the ownership and operation of the Purchased Assets prior to the Closing. CAS is not assuming any liabilities pursuant to the Asset Purchase Agreement.

Closing Date
The closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”) will take place on the second business day following the satisfaction or waiver of the closing conditions or such other date as the parties may mutually determine (the “Closing Date”).
Consideration
The consideration for the sale of the Purchased Assets will consist of:
(iv)
the forgiveness by CAS of the Existing Loan, and any accrued but unpaid interest thereon as of the Closing Date, after offsetting an amount equal to Thirty-Four Million Five Hundred Fifty-Seven Thousand and Nine Hundred Fifty-Three Dollars ($34,557,953), representing the balance of the amount owed by CAS to the Company under the Existing Funding Agreement in respect of CAS’s prior purchase of CAS Reserved Rights (and after giving effect to an adjustment to the purchase price therefor as contemplated by the Asset Purchase Agreement);

(v)
the forgiveness of an amount equal to the outstanding principal balance and accrued but unpaid interest as of the Closing Date on that certain Bridge Loan Promissory Note, dated on or about the date of the Asset Purchase Agreement, issued by the Company in favor of CAS, in the original principal amount of Eleven Million Six Hundred Eighty-Three Thousand Six Hundred Fifty-Nine Dollars and Seventeen Cents ($11,683,659.17); and

(vi)
up to Eighty-Five Million Dollars ($85,000,000) of certain Milestone Payments, which may be paid following the Closing to the extent earned upon the completion and delivery of seasons of the Chosen Series as follows:

•
Twenty-one Million Two Hundred Fifty Thousand Dollars ($21,250,000) upon the completion and delivery of the fifth season of the Chosen Series;

•
Twenty-one Million Two Hundred Fifty Hundred Thousand Dollars ($21,250,000) upon the completion and delivery of the sixth season of the Chosen Series; and

•
Forty-Two Million Five Hundred Thousand Dollars ($42,500,000) upon the completion and delivery of the seventh season of the Chosen Series.

Representations and Warranties
The Company made representations and warranties to CAS relating to the following matters:
•
Organization and qualification of the Company;

•
Authority of the Company;

•
No conflicts/consents;

•
Financial statements and information provided to CAS and its financial advisors;

•
No undisclosed liabilities;

•
Absence of certain changes since the date of the last audited financial s;

•
Material contracts;

•
Title to Purchased Assets and Commercial Rights;

•
Intellectual property;

•
Legal proceedings and governmental orders;

•
Compliance with law; permits;

•
Solvency; effect of transactions;

•
No brokers.

Additionally, CAS made representations and warranties to the Company relating to the following matters:
•
Organization of CAS;

•
Authority of CAS;

•
No conflicts/consents;

•
Available funds;

•
No brokers; and

•
Legal proceedings.

Survival
All representations and warranties of the Company will survive Closing as follows: (i) the representations and warranties with respect to organization and qualification of the Company, authority of the Company, certain provisions of the representations with respect to no conflicts/consents, title to Purchased Assets, intellectual property and no brokers will survive until the applicable statute of limitations has run plus 30 days and (ii) all other representations and warranties will survive Closing for a period of 18 months.
All representations and warranties and covenants of CAS will survive Closing as follows: (i) the representations and warranties with respect to organization and qualification of CAS, authority of CAS, certain provisions of the representations with respect to no conflicts/consents and no brokers will survive until the applicable statute of limitations has run plus 30 days and (ii) all other representations and warranties will survive Closing for a period of 18 months.
All covenants and agreements covenants and agreements of the parties contained (i) required to be performed at or prior to the Closing shall survive the Closing for a period of ninety (90) days following the Closing or (ii) required to be performed following the Closing shall survive indefinitely or for the period explicitly specified in the Asset Purchase Agreement.
Tax Matters
The Company has agreed with CAS to certain provisions regarding tax matters, including provisions regarding the allocation of the purchase price among the Purchased Assets, and that all transfer, documentary, sales, use, stamp, registration and other such taxes and fees incurred in connection with the Asset Purchase Agreement will be borne 50% by the Company and 50% by CAS. Certain post-closing adjustment procedures are provided for with respect to maintenance of fair market valuation standards under applicable tax non-profit organization tax regulations.
Conduct of the Company’s Business Prior to the Closing Date
Prior to the Closing Date or earlier termination of the Asset Purchase Agreement, unless CAS shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall:
•
conduct the business in the ordinary course of business consistent with past practice; and

•
use commercially reasonable efforts to maintain and preserve intact its current business organization, operations, and franchise and to preserve the Purchased Assets and the rights, franchises, goodwill and relationships of its employees (including, without limitation, Dallas Jenkins (the “Key Man”), customers, lenders, suppliers, regulators, sub-licensees, sub-distributees, production services providers, actors involved with any program, financing sources for any program, and others having relationships with the business.

Prior to the Closing Date or earlier termination of the Asset Purchase Agreement, unless CAS shall otherwise consent in writing, the Company will:
•
maintain the properties, rights and assets included in the Purchased Assets and other property in the same condition as they were on the date of the Asset Purchase Agreement, subject to reasonable wear and tear;

•
defend and protect the properties, rights and assets included in the Purchased Assets from infringement or usurpation;

•
perform in all material respects its obligations under the material contracts, and not amend or terminate in any material respect that is adverse to CAS any material contract that relates to a Purchased Asset, except as expressly contemplated by the Asset Purchase Agreement or any ancillary document;

•
not take any action that would reasonably be expected to adversely affect the Company’s relationship with the Key Man;

•
maintain the books and records relating to the Purchased Assets in accordance with past practice in all material respects;

•
comply in all material respects with all laws applicable to the conduct of the business or the ownership and use of the Purchased Assets;

•
timely comply in all material respects with the information reporting obligations applicable to the Company pursuant to U.S. federal securities laws; and

•
not take or permit any action that would cause the Company to breach any of its obligations under the foregoing.

Access to Information
The Company agreed to give CAS or its representatives the following, subject to customary exceptions: (i) upon reasonable advance notice during normal business hours, afford CAS and its representatives access to and the right to inspect all of the properties, assets, premises, books and records, contracts and other documents and data related to the Purchased Assets; (b) furnish CAS and its representatives with such financial, operating and other data and information related to the Purchased Assets as CAS or any of its representatives may reasonably request; and (c) instruct the representatives of the Company to cooperate with CAS in its investigation of the Purchased Assets.
No Solicitation of Other Bids
The Asset Purchase Agreement contains exclusivity provisions that prohibit us from marketing or selling the Purchased Assets to any party other than CAS. These provisions include prohibitions on our ability to (i) encourage, solicit, initiate, facilitate or continue inquiries any acquisition proposals, (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning an acquisition proposal or (iii) enter into any agreements or instruments related to any acquisition proposal.
In addition the Company agreed to immediately cease and terminate all existing discussions or negotiations with any other Person with respect to, or that could lead to, an acquisition proposal.
The Company’s board of directors is permitted to participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited written acquisition proposal that the Company’s board of directors believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a superior proposal; provided, that: (i) none of the Company nor any of its subsidiaries nor any of their respective representatives shall have violated any of the provisions of the non-solicitation covenant, and (ii) the Company’s board of directors shall first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the Company’s board of directors’ fiduciary duties under applicable law.
The Company’s board of directors is also entitled to, prior to the Closing Date, terminate the Asset Purchase Agreement in order to enter into an agreement with respect to a superior proposal that did not result from a breach of the non-solicitation covenant subject to certain notice and negotiation requirements if the Company’s board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such acquisition proposal continues to constitute a superior proposal (after taking into account any adjustments made by CAS in the terms and conditions of the Asset Purchase Agreement) and that the failure to take such action would be inconsistent with the Company’s board of directors’ fiduciary duties under applicable law.

Governmental Approvals and Consents
CAS and the Company also agreed to use their reasonable best efforts to take all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective in the most expeditious manner possible the transactions contemplated by the Asset Purchase Agreement, including (i) making, or causing to be made, all filings, notices, registrations and submissions required under any law applicable to such party or any of its affiliates; and (ii) taking all actions necessary to obtain or cause to be obtained, all consents, clearances, expirations or terminations of a waiting period, authorizations, orders and approvals of, or exemptions by, all governmental authorities.
Tax Clearance Certificates
If requested by CAS, the Company shall notify all relevant taxing authorities of the transactions contemplated by the Asset Purchase Agreement, if the failure to make such notifications or to receive any available tax clearance certificate could subject CAS to any taxes of the Company. If any taxing authority asserts that the Company is liable for any tax, the Company shall promptly pay any and all such amounts and shall provide evidence to CAS that such liabilities have been paid in full or otherwise satisfied.
Misconduct
The Company agreed, prior to the Closing Date, to not, and to cause each affiliate of the Company and use its reasonable best efforts to cause each officer or director and the Key Man not to, commit any Misconduct. Misconduct is defined in the Asset Purchase Agreement to mean (i) any misdemeanor of moral turpitude that is punishable by a prison term of at least 6 months or a felony (regardless of the length of prison term associated with such offense), or (ii) any act which (A) cannot be reasonably cured which can reasonably be considered by contemporary community standards to be immoral, deceptive, scandalous, or obscene that is likely to cause public ridicule or disapproval, (B) otherwise would reasonably be expected to negatively affect the reputation and goodwill associated with any program or program-related trademark, the business, any Purchased Asset, the Company, any affiliate of the Company, CAS or any of its Affiliates, or the Key Man, or (C) would reasonably be expected to subject any program or program-related trademark, the business, any Purchased Asset, the Company, any affiliate of the Company, CAS or any of its affiliates, or the Key Man to public ridicule or disapproval or uses thereof which portray (or would reasonably be perceived by the public as portraying) the underlying Biblical material in a derogatory, scandalous or defamatory manner
Chosen Planning Council
CAS and the Company agreed to form a “Chosen Planning Council,” to be comprised of three (3) members of the board of the directors of the Company (plus an executive officer of the Company), and three (3) members of the board of directors of CAS (plus an executive officer of CAS), and to designate on or before the Closing Date its three directors and one executive representative for the Chosen Planning Council. The Chosen Planning Council shall have certain project management duties and responsibilities with respect to the Chosen Series as set forth in the PSFA and the DMA, each to be entered into on the Closing Date.
Use of Name
The Company agreed to, promptly after the Closing Date, and, in any event, within one hundred eighty (180) days thereof, cease all use of any name (whether legal or fictitious) containing the word “Chosen” and to amend its certificate of incorporation, and cause each applicable affiliate to amend its formation documents, to change its name to another name that does not include the word “Chosen”.
Information Statement
The Company agreed to prepare and file a preliminary Information Statement with the SEC as promptly as practicable following the date of the Asset Purchase Agreement and to file a definitive Information Statement and distribute such definitive Information Statement to its stockholders in accordance with the Exchange Act.

Interim Financial Statements
Prior to the Closing, the Company shall deliver to CAS the unaudited, consolidated financial statements consisting of the consolidated balance sheet of the Company as at March 31, 2024 and the related consolidated statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended.
Conditions to Closing
Each party’s obligation to complete the Asset Sale is subject to the fulfillment or waiver, prior to the Closing, of the following conditions:
•
No governmental authority shall have enacted, issued, promulgated, enforced or entered any final and non-appealable order which is in effect and has the effect of making the transactions contemplated by the Asset Purchase Agreement illegal, otherwise permanently restraining or permanently prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof;

•
Any waiting period applicable to the consummation of the transactions contemplated by the Asset Purchase Agreement under the HSR Act (and any extension thereof) shall have expired or been terminated; and

•
The Company shall have filed the definitive Information Statement with the SEC and distributed the definitive Information Statement to its stockholders in accordance with the requirements under Exchange Act, and at least twenty (20) calendar days shall have elapsed from the date of such filing and distribution.

CAS’s obligation to complete the Asset Sale is subject to the fulfillment or waiver, prior to the Closing, of certain conditions, including the following:
•
The Company’s representations with respect to organization and qualification of the Company, authority of the Company, certain provisions of the representations with respect to no conflicts/consents, title to Purchased Assets and commercial rights and no brokers must each be true and correct in all respects;

•
The Company’s representations with respect to material contracts and intellectual property must be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect;

•
All other representations and warranties of the Company must be true and correct in all respects (without giving effect to materiality or Material Adverse Effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

•
The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Asset Purchase Agreement to be performed or complied with by it prior to or on the Closing Date;

•
No action shall have been commenced against CAS or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated by the Asset Purchase Agreement;

•
No material contract shall have been amended or terminated in such a manner that would be adverse in any material respect to the Purchased Assets without CAS’s prior written consent;

•
All specified approvals, consents and waivers shall have been received, and executed counterparts thereof shall have been delivered to CAS at or prior to the Closing;

•
From the date of the Asset Purchase Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect;

•
The Company shall have delivered to CAS duly executed counterparts to the DMA, the Production Agreement, and each other ancillary agreement and any other documents and deliveries to be delivered at Closing;

•
All encumbrances relating to the Purchased Assets, if any, shall have been released in full, other than permitted encumbrances, and the Company shall have delivered to CAS written evidence, in form satisfactory to CAS in its reasonable discretion, of the release of such encumbrances;

•
Certain financing statements and security documents shall have been newly filed, terminated or amended; and

•
Neither the Company nor any affiliate of the Company, or any officer or director of any of them nor the Key Man, shall have committed Misconduct.

The Company’s obligation to complete the Asset Sale is subject to the fulfillment or waiver, prior to the Closing, of certain conditions, including the following:
•
CAS’s representations with respect to organization and qualification of CAS, authority of CAS, certain provisions of the representations with respect to no conflicts/consents and no brokers must each be true and correct in all respects;

•
All other representations and warranties of CAS must be true and correct in all respects (without giving effect to materiality or material adverse effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of CAS to perform its obligations under the Asset Purchase Agreement;

•
CAS shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Asset Purchase Agreement to be performed or complied with by it prior to or on the Closing Date;

•
No action shall have been commenced against CAS or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby;

•
All specified approvals, consents and waivers shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing; and

•
CAS shall have delivered to the Company duly executed counterparts to the DMA, the Production Agreement, and each other ancillary agreement and any other documents and deliveries to be delivered at Closing.

Termination
The Asset Purchase Agreement may be terminated prior to the Closing as follows:
•
by mutual written consent of the Company and CAS;

•
by CAS if, prior to the Closing, it is not then in material breach of the Asset Purchase Agreement and the Company has breached any representation, warranty, covenant or agreement contained in the Asset Purchase Agreement, which breach would give rise to the failure of a condition to CAS’s obligation to close the Asset Sale under the Asset Purchase Agreement, and which breach has not been cured within twenty days of notice of such breach;

•
by CAS if any of the conditions to CAS’s obligation to close the Asset Sale under the Asset Purchase Agreement are not fulfilled by June 15, 2024, unless due to a breach by CAS;

•
by CAS if, prior the Closing, the board of directors of the Company has made an “adverse recommendation change” or approved an acquisition agreement with respect to an alternative transaction or if the Company has breached the non-solicitation covenant in any material respect;

•
by the Company if, prior to the Closing, it is not then in material breach of the Asset Purchase Agreement and CAS has breached any representation, warranty, covenant or agreement contained in the Asset Purchase Agreement, which breach would give rise to the failure of a condition to the Company’s obligation to close the Asset Sale under the Asset Purchase Agreement, and which breach has not been cured within twenty days of notice of such breach;
•
by the Company if any of the conditions to the Company’s obligation to close the Asset Sale under the Asset Purchase Agreement are not fulfilled by June 15, 2024, unless due to a breach by the Company;

•
by the Company in order to enter into an agreement with respect to a superior proposal; and

•
by either CAS or the Company if there is any applicable law shall have been promulgated, enacted or enforced, shall be then in effect, shall have the effect of making the consummation of the transactions contemplated by the Asset Purchase Agreement illegal or otherwise permanently prohibited, or (ii) any governmental authority shall have issued or entered an order permanently restraining or permanently enjoining the transactions contemplated by the Asset Purchase Agreement, and such order shall have become final and non-appealable, provided that the party terminating the agreement has not breached any representation, warranty, covenant or agreement that has been a material contributing cause or, or was a material contributing factor that resulted in, such law or order.

In the event the Asset Purchase Agreement is terminated as provided above, and there will be no liability on the part of any party except under the terms of the Confidentiality Agreement, and certain provisions of the Asset Purchase Agreement will survive termination, including those addressing confidentiality, survival and indemnification, termination and certain miscellaneous provisions.
Termination Fees
If the Asset Purchase Agreement is terminated by CAS as a result of the board of directors of the Company making an “adverse recommendation change”, having approved an acquisition agreement with respect to an alternative transaction or if the Company has breached the non-solicitation covenant in any material respect, the Company is obligated to pay to CAS a termination fee equal to the sum of $8,305,028.24 and certain expenses of CAS incurred in connection with the transaction contemplated by the Asset Purchase Agreement (the “Termination Fee”).
If the Asset Purchase Agreement is terminated by the Company to enter into an agreement with respect to a superior proposal, the Company is obligated to pay to CAS a termination fee equal to the Termination Fee.
In addition, if the Asset Purchase Agreement is terminated (i)(x) by CAS other than in connection with (A) the board of directors of the Company making an “adverse recommendation change”, having approved an acquisition agreement with respect to an alternative transaction or if the Company has breached the non-solicitation covenant in any material respect or (B) any applicable law shall have been promulgated, enacted or enforced, shall be then in effect, shall have the effect of making the consummation of the transactions contemplated by the Asset Purchase Agreement illegal or otherwise permanently prohibited, or any governmental authority shall have issued or entered an order permanently restraining or permanently enjoining the transactions contemplated by the Asset Purchase Agreement, or (y) by the Company other than in connection with (A) a CAS breach any representation, warranty, covenant or agreement contained in the Asset Purchase Agreement (provided that the board of directors of the Company has not made an “adverse recommendation change”), (B) entering into an agreement with respect to a superior proposal or (C) any applicable law shall have been promulgated, enacted or enforced, shall be then in effect, shall have the effect of making the consummation of the transactions contemplated by the Asset Purchase Agreement illegal or otherwise permanently prohibited or any governmental authority shall have issued or entered an order permanently restraining or permanently enjoining the transactions contemplated by the Asset Purchase Agreement, and (ii) in each case (x) prior to such termination, an Acquisition Proposal shall have been publicly disclosed or otherwise made or communicated to the Company or the Company’s Board, and not withdrawn, and (y) within 12 months following the date of such termination of the Asset Purchase Agreement the Company shall have entered into a definitive agreement with respect to any acquisition proposal, or consummated any acquisition proposal (in each case, whether or not such acquisition proposal is the same as the original acquisition proposal made, communicated, or publicly disclosed), then the Company is obligated to pay to CAS immediately prior to and as a condition to consummating such transaction, the Termination Fee.
Indemnification
From and after the Closing, the Company has agreed to indemnify CAS and its affiliates from and against any losses that CAS or any of its affiliates incur based upon, arising out of, with respect to or by reason of:
•
any inaccuracy in or breach of any of the representations or warranties of the Company contained in the Asset Purchase Agreement, or in any certificate or instrument delivered by or on behalf of the Company pursuant to the Asset Purchase Agreement;

•
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to the Asset Purchase Agreement, ancillary documents or any certificate or instrument delivered by or on behalf of the Company pursuant to the Asset Purchase Agreement;

•
any asset, right, or property of the Company or any affiliate of the Company that is not a Purchased Asset;

•
any liability of the Company or any affiliate of the Company;

•
any third-party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the business conducted, existing or arising prior to the Closing; or

•
a specified litigation.

From and after the Closing, CAS has agreed to indemnify and hold harmless the Company and its Affiliates from and against any losses that the Company or any of its affiliates incur based upon, arising out of, with respect to or by reason of:
•
any inaccuracy in or breach of any of the representations or warranties of CAS contained in the Asset Purchase Agreement or in any certificate or instrument delivered by or on behalf of CAS pursuant to the Asset Purchase Agreement;

•
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by CAS pursuant to the Asset Purchase Agreement; or

•
the ownership, use, operations, properties, assets or obligations of the Purchased Assets conducted, existing or arising following the Closing (including any third-party claim with respect thereto), other than the use or operation of the Purchased Assets pursuant to the terms of the ancillary documents (in which case the terms of the ancillary documents shall govern).

With respect to claims for indemnification as a result of the breach of any of the representations and warranties made by the Company under the Asset Purchase Agreement, the parties have agreed as follows:
(i)
the Company fully indemnify CAS and its Affiliates for any Losses as a result of the breach of any of the specified fundamental representations in the Asset Purchase Agreement, subject to a cap equal to the purchase price; and

(ii)
for all indemnification claims made by CAS against the Company with respect to representation and warranty breaches other than as a result of the breach of any of the Fundamental Representations, the Company will have no liability for indemnification until the aggregate of all losses exceeds $1.0 million, limited, however, to a maximum aggregate amount of $20,762,570.60.

The Company’s indemnification obligations are secured obligations pursuant to an Amended, Restated, and Consolidated Copyright Mortgage and Security Agreement to be delivered by the Company in favor of CAS. Further, CAS may offset the payment of any Milestone Payments, as and when due, against any then-outstanding indemnification obligations of the Company.
Governing Law
The Asset Purchase Agreement is governed by and construed in accordance with the laws of the State of Delaware.

BACKGROUND OF THE TRANSACTION
During 2022, the Company actively explored various strategic and financing alternatives with various potential parties, with the objective of enabling the Company to continue the production and marketing of the Series. Further thereto, on November 29, 2022, the Company entered into a series of transactions (the “2022 CAS Transactions”) with CAS.
The 2022 CAS Transactions were set forth in the Existing Funding Agreement (as amended by that certain First Amendment to the Existing Funding Agreement, dated December 19, 2022, by and between the Company and CAS, and the Second Amendment) (as defined below), the Intellectual Property Assignment and Limited Assumption Agreement (the “IP Assignment Agreement”) and the Existing License Agreement (collectively, the “2022 CAS Agreements”). Pursuant to the terms of, and as more specifically set forth in, the 2022 CAS Agreements, CAS (a) acquired from the Company substantially all of the intellectual property assets (the “Assigned Rights”) comprising the Series, including the first three existing seasons in distribution at such time and all unproduced seasons of episodes, plus derivatives (collectively with the Series, the “Programs”) (the “IP Purchase”); (b) agreed to make a series of financial contributions over time to the Company in the aggregate amount of $150.0 million (the “Contribution Commitment”) (with a portion of such funds contributed by CAS equal to $4.5 million (the “Purchase Price”) representing the purchase amount for the IP Purchase) for the Company’s use in the development, production, distribution and marketing of the Series and to provide the Company with operating and working capital, and including the Company’s and its principals’ agreement to continue developing, producing and delivering the Series, and as consideration for the IP Purchase; and (c) exclusively and irrevocably licensed back to the Company, in perpetuity, all of the commercial rights in and to the Series and the Programs (collectively, the “Licensed Rights”), for development, production, distribution and licensing by the Company. The full amount of the Contribution Commitment has been received by the Company.
As part of the 2022 CAS Transactions, CAS retained the CAS Reserved Rights in the Series, comprised of: (a) exclusive rights to distribute the Series (in all languages) to non-profit entities and institutions (e.g., non-profit public and private educational institutions, ministries, churches, religious organizations and NGOs, government-religion organizations and public/private partnerships, educational institutions and schools affiliated with religious or ministerial organizations); (b) exclusive rights to solicit charitable donations in connection with such non-profit sector distribution of, and in support of the further distribution of, the Series; (c) certain royalty rights to the Series and the right to receive a special payment if certain defined liquidity events occur (if at all); (d) non-exclusive rights to stream the Series on CAS’ non-profit Video-on-Demand (“VOD”) app (the “The Chosen App”) and other related non-profit VOD media; and (e) certain approval and other administrative rights respecting the production and distribution of the Series, in each case, as more specifically set forth in the Existing License Agreement.
Pursuant to the terms of, and as more specifically set forth in, the 2022 CAS Agreements: (a) the Company was entitled to receive 90% of the donation net proceeds received by CAS (in furtherance of CAS’s tax-exempt activities) through The Chosen App (“Contribution Revenue”); and (b) CAS was entitled to receive a defined royalty participation (the “Royalty”) in certain revenue generated by the Company’s exhibition and distribution of the Programs, which Royalty was be equal to 5% of such defined revenue and which Royalty was payable to CAS on a calendar quarterly basis for the initial two years following the initial commercial release or broadcast of each Program and on a calendar semi-annual basis thereafter for so long as such Royalty is payable to CAS.
The Existing Funding Agreement (which was subsequently amended pursuant to the Second Amendment as noted below) originally provided that the funds contributed would have accrued interest only after seven years from the closing of the 2022 CAS Transactions and would have been be repayable to CAS, less (i) the Purchase Price and (ii) all amounts of the Royalty previously paid to CAS, only on the occurrence of certain defined liquidity events, which include an acquisition, merger, sale of all or substantially all assets, bankruptcy, insolvency and/or any incurrence of debt or equity financing in the amount of $98.5 million or more (but excluding the 2022 CAS Transactions).
As part of the 2022 CAS Transactions, the Company held certain security interests in the Assigned Rights and the Licensed Rights, to secure CAS’s funding obligations under the Existing Funding Agreement, and to secure the Company’s Licensed Rights under the Existing License Agreement. The Company released its lien on the Assigned Rights after CAS funded all amounts due under the Existing Funding Agreement, and the Company shall terminate its remaining security interest in the Licensed Rights as part of the CAS Transactions.
On October 31, 2023, the Company entered into the Second Amendment to the Existing Funding Agreement with CAS (the “Second Amendment”), which further amended certain terms of (i) the Existing Funding Agreement and (ii) the Existing License Agreement, and any agreements delivered in connection therewith. The Second Amendment, among other things, set forth (1) certain payment terms as agreed between the Company and CAS, including, but not limited to, the interest on, and repayment obligations with respect to, the amounts funded by CAS to the Company pursuant to the Existing Funding Agreement, (2) the payment terms for CAS’ non-profit rights in and to the Series, (3) cooperative terms with respect to certain tax matters, (4) a discontinuation of the right of CAS to receive a royalty from the Company with respect to certain commercial revenue generated by the Series, (5) a modification of certain defined liquidity events that would require a payment from the Company to CAS and (6) procedures to clarify the obligations of either party owed to the other on a go-forward basis with respect to producing, delivering and financing the Series. While the Second Amendment modified and revised various commercial terms, it also eliminated the obligation of CAS to continue to provide Contribution Revenue to the Company. As such, no additional Contribution Revenue was received by the Company for reporting periods subsequent to the signing of the Second Amendment.
On November 1, 2023 there was a joint meeting between the board of directors of the Company and the board of directors of CAS to discuss at a high level potential modifications and amendments to the 2022 CAS Transactions and the 2022 CAS Agreements, and alternative transaction structures. On November 2, 2023, the Company held a board meeting to discuss, among other things, the potential for a transaction with CAS to amend and restate the terms of the 2022 CAS Transactions and amend or replace the 2022 CAS Agreements. Subsequently, the Company engaged in regular detailed discussions with CAS with respect to potential modifications and amendments to the 2022 CAS Transactions and the 2022 CAS Agreements that would, among other things, provide the Company with funding for the fifth, sixth and seventh seasons of the Series and other related programs and reduce the indebtedness of the Company.
On November 15, 2023, the Company and CAS entered into a Non-Disclosure Confidentiality Agreement (the “NDA”), following which the Company and CAS began sharing certain information in connection with the discussions concerning modifications and amendments to the 2022 CAS Transactions and the 2022 CAS Agreements.
On December 4, 2023, the Company’s board of directors held a board meeting to discuss, among other things, the potential modifications to the 2022 CAS Transactions and the 2022 CAS Agreements. During the board meeting, the Company received an email from representatives of CAS proposing restructuring the 2022 CAS Transactions involving certain rights in and to the Series and the Program in exchange for forgiveness of certain indebtedness. The board of directors of the Company discussed the terms and conditions of such proposal in detail. On December 4, 2023, the Company verbally rejected CAS’s offer.
From December 10, 2023 through December 12, 2023, representatives from the Company and CAS met in person to discuss and exchange views and certain information on revised terms and conditions of a transaction between the Company and CAS involving certain rights in and to the Series and the Program and forgiveness of certain indebtedness. As a result of such discussions, CAS provided a deal memo and term sheet to the Company on December 19, 2023 with updated terms and conditions from the December 4, 2023 email.
The Company’s board of directors held another board meeting on December 17, 2023 to discuss the transactions contemplated by the deal memo and term sheet, and the Company’s board of directors authorized the Company’s officers to continue to engage in discussions with CAS’s representatives. From December 17, 2023 through January 5, 2024 the Company and CAS shared revisions to the draft deal memo and term sheet.
On January 5, 2024, the Company and CAS entered into a non-binding letter of intent (“LOI”) summarizing the principal terms of a proposal from CAS to the Company regarding its possible restructuring of the 2022 CAS Transactions involving the Licensed Rights, which included all of the commercial rights in and to the Programs, and certain other assets (the “Purchased Assets”) from the Company in exchange for an aggregate purchase price of $276.6 million, taking into account certain prior payments between the parties, with a portion of such amount to be delivered in post-closing milestone payments. In addition to restructuring the Existing License Agreement, the LOI contemplated, among other things, the entry by The Chosen Texas, LLC (a wholly-owned subsidiary of the Company which is an approved production company under the 2022 CAS Agreements) and CAS into a new production funding agreement to provide for CAS’ funding of the production costs for the remaining seasons of the Series, the entry by Company and CAS into an amended and restated distribution license and marketing services agreement for the Programs and the change of the name of the Company to not include use of “Chosen.” The Company agreed to an exclusivity period of ninety (90) days to discuss and negotiate the terms of a potential transaction (the “Exclusivity Period”).
From January 5, 2024 through March 8, 2024, (x) certain members the Company’s board of directors and management and (y) certain members of CAS’s board of directors and management engaged in regular weekly meetings to discuss the status of the discussion between the Company and CAS, and the terms of the Principal Transaction Documents (as defined below).
Between January 5, 2024 and February 2, 2024, representatives of the Company and CAS engaged in further discussions on the transactions contemplated by the LOI, and also considered alternative structures for a transaction from those set forth in the LOI, including, without limitation, CAS potentially acquiring 100% of the equity interests of the Company.
On January 24, 2024, Willkie Farr & Gallagher LLP (“Willkie”), counsel to the Company, provided a draft of the DMA to CAS and its counsel and representatives.
On January 30, 2024, the Company’s board of directors held a meeting at which the Company’s officers provided an update on their discussions with CAS, including ongoing discussions on the structure of the transaction.
On February 2, 2024, CAS informed the Company that it was not willing to acquire 100% of the equity interests of the Company , including on accounting of tax matters which were not acceptable to CAS.
On February 2, 2024, Barnes Law Firm (“Barnes”), counsel to CAS, provided a draft of the PSFA to the Company and its representatives.
On February 7, 2024, Barnes, counsel to CAS, provided a revised draft of the DMA to the Company and its representatives. Also on February 7, 2024, Baker & Hostetler LLP (“BakerHostetler”), counsel to CAS, provided a draft APA (together with the DMA and the PSFA, the “Principal Transaction Documents”) to the Company and its representatives. Following the receipt of the initial drafts, Willkie provided the Company with issues lists with respect to, and proposed revisions to, the drafts of the Principal Transaction Documents.
On February 9, 2024, Barnes, counsel to CAS, provided a list of due diligence requests from the Company with respect to the Purchased Assets. In the weeks that followed, the Company provided numerous due diligence items to CAS and its representatives in response to such requests.
On February 10, 2024, following discussions with the Company, Willkie provided counsel to CAS with written comments to the DMA.
Generally during the period from February 13, 2024 through March 13, 2024, the Company engaged in discussions with a number of distribution companies, including streaming media companies. The dynamics of the streaming marketplace can often involve the distribution company providing various forms of financing for the production of the subject programming, as well as detailed exclusive or shared-exclusive distribution windows for programming. As such, the Company’s discussions from time to time with such other strategic alternatives were a material consideration regarding the Company’s negotiations with CAS.
On February 14, 2024, counsels to CAS provided revised drafts of the Principal Transaction Documents to Willkie. In the days that followed, Willkie discussed the updated drafts with the Company and prepared revised drafts of the Principal Transaction Documents. Subsequently, the executive teams of the Company and CAS held a meeting to discuss the status of the Principal Transaction Documents. The Company’s chief financial officer provided an update on the information that had been shared with CAS pursuant to the terms of the NDA.
On February 27, 2024, Willkie provided revised drafts of the Principal Transaction Documents to counsel to CAS.
On March 1, 2024, the Company held a meeting of its board of directors and the Company’s officers provided an update on the status of discussions with respect to the Principal Transaction Documents. The Company’s board of directions discussed, considered the alternatives available to the Company and directed the Company’s officers to continue to proceed with finalizing the terms of a transaction with CAS.
On March 7, 2024, CAS provided a memo to the Company presenting a “best and final” offer with respect to the material terms of the Principal Transaction Documents. In connection therewith, on March 8, 2024, counsels to CAS provided revised drafts of the Principal Transaction Documents to Willkie. Following the receipt of the draft Principal Transaction Documents, Willkie prepared issues lists with respect to the revised drafts and held conference calls with the Company, its officers and certain members of the Company’s board of directors to discuss the issues with respect to such drafts.
The Company held a meeting of its board of directors on March 11, 2024 during which it considered the then-current drafts of the Principal Transaction Documents provided by CAS and the terms of such “best and final” offer. The Company’s officers and certain directors presented to the full board of directors the status of the discussions with CAS. After lengthy consideration and discussion, the Company’s board of directors unanimously determined at that time that it would not proceed with the transaction on the terms set forth in the then-current drafts of the Principal Transaction Documents, and communicated the same to CAS.
On March 26, 2024, the Company’s board of directors met to discuss, among other things, the impact of the Company’s decision to reject the CAS offer at the March 11 meeting. Also on March 26, 2024, certain representatives of the Company and CAS had a discussion on potentially re-engaging in discussions relating to modifications to the terms of the Principal Transaction Documents that would be acceptable to both parties.
On March 28, 2024 through March 29, 2024, certain representatives from the Company and CAS held in-person meetings in Dallas, Texas to discuss the open issues in the Principal Transaction Documents.
On April 3, 2024, following discussions with the Company with respect to revisions to the PSFA and the DMA, Willkie provided revised drafts of the PSFA and DMA to Barnes (counsel to CAS).
On April 3, 2024, Barnes (counsel to CAS) sent to Willkie a revised diligence request list. In the days that followed, the Company provided materials and information to CAS in response to such requests.
On April 4, 2024, BakerHostetler sent a revised draft of the APA to Willkie. On April 5, 2024, Willkie discussed the revised draft with the Company and, subsequently, BakerHostetler and Willkie held a teleconference to discuss revisions to the terms and conditions of the APA.
On April 7, 2024, Barnes sent a revised PSFA and DMA to Willkie.
On April 10, 2024, following discussions with the Company with respect to revised versions of the Principal Transaction Documents, Willkie sent revised drafts of the Principal Transaction Documents to Barnes and BakerHostetler.
The Company began principal photography on the fifth season of the Series on April 11, 2024, which required a significant amount of capital. While discussions with respect to the Principal Transaction Documents were taking place, the Company determined that based on its then-current rate of cash burn, the Company would no longer be able to continue production of fifth season of the Series by the beginning of June 2024.
On April 16, 2024, counsels to CAS provided revised drafts of the Principal Transaction Documents to Willkie. In the days that followed, Willkie held numerous calls with the Company and certain members of the board of directors with respect to the open issues in the draft Principal Transaction Documents.

On April 19, 2024 and following the end of the Exclusivity Period, the Company received a letter from a third party expressing an interest in entering into a potential financing transaction, joint venture or acquisition transaction involving the Company. The Company entered into a confidentiality agreement with such third party, and held discussions with such third party during the week of April 23, 2024 to discuss the parameters of a potential transaction.
On April 20, 2024, the Company’s board of directors held a meeting to discuss the status of the negotiations with CAS and the terms of the drafts of the Principal Transaction Documents. The board of directors also discussed the letter from the third party received the day before. The board of directors determined that the Company should continue to proceed with discussions with CAS, but allow discussions with the third party to continue in order to determine whether any potential transaction with such third party would be more favorable to the Company and its stockholders than the proposed transaction with CAS. The Company advised CAS of the existence of such third-party discussions.
While discussions with such third party have continued, the Company has determined that any potential transaction with such third party would not involve an acquisition of the Company nor the Purchased Assets and therefore, the Company continued to negotiate the Principal Transaction Documents with CAS.
In late April 2024, the Company considered alternatives for interim financing arrangements and, as part of such consideration. engaged in discussions with CAS with respect to the provision of a bridge loan to the Company for the pre-Closing period in the event that they reached agreement on the Principal Transaction Documents to provide interim production funding for the fifth season of the Series.
On April 30, 2024, following the discussions with the Company, Willkie sent revised drafts of the PSFA and DMA to Barnes. On May 2, 2024, Barnes sent a revised PSFA and DMA to Willkie and Willkie sent a revised draft of the APA to CAS and its representatives. In the subsequent days, the parties held numerous calls and conversations, and exchanged drafts of the PSFA and DMA. Between May 2, 2024 and May 7, 2024, the Company and CAS, and their respective counsel, engaged in discussions concerning the terms of the Principal Transaction Documents and exchanged revised drafts of the Principal Transaction Documents, including the terms of a “fiduciary out” provision in the APA, along with customary termination fees.
On May 5, 2024, the Company’s board of directors held a meeting during which they discussed the status of negotiations with CAS and the terms of the then-current drafts of the Principal Transaction Documents. The Company’s chief financial officer provided an update of the Company’s cash balance, cash burn rate, near-term liquidity needs and the current financial obligations in connection with the production of the fifth season of the Series. Following a detailed discussion with respect to the updated terms of the transaction reflected in the then-current drafts of the Principal Transaction Documents and consideration of the Company’s financial situation, the Company’s board of directions authorized the officers of the Company to continue to negotiate with CAS and its representatives, with the assistance of Willkie, to finalize the terms of the Principal Transaction Documents.
On May 7, 2024, representatives of the Company and CAS held teleconferences and finalized in principle the terms of the Principal Transaction Documents, which included the provision of a bridge loan from CAS to the Company to be entered into following the entry into the Principal Transaction Documents.
On May 10, 2024, the Company’s board of directors approved the entry into the Principal Transaction Documents and recommended that the stockholders of the Company approve the transactions contemplated thereby, including the disposition of the Purchased Assets.
On May 11, 2024, The Chosen Productions, LLC, holder of approximately 55% of the outstanding shares of common stock of the Company, executed and delivered a written consent approving the Asset Sale and the terms and conditions of the APA.
Reasons for the Asset Sale
In the course of making the determinations about the Asset Sale, the Board and management consulted with the Company’s legal and financial advisors.

The Board also considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
Factors pertaining to the strategic rationale for the Asset Sale, including the following:

•
Strategic and missional alignment with CAS on the Company’s objectives to reach a worldwide audience and CAS’s proven track record in the areas of translations, theological governance, and ministry partnerships;

•
Assurance that the Series will be fully funded allowing the Company to deliver the fifth, six, and seventh seasons on a more regular schedule;

•
CAS’s ownership of substantially all of the commercial rights will allow CAS to invest in ways they could not before to deliver a high-quality production to a worldwide audience;

•
The CAS Agreements will provide the Company a more predictable revenue stream as a service provider to produce, market, and distribute the Series on behalf of CAS;

•
A more predictable revenue stream for the Series itself will provide increased stability allowing the Company to pursue new projects and opportunities;

•
A review of the Company’s current and historical financial condition and results of operations, business prospects, management’s future projections and the risk of uncertainties involved in achieving such projections, and strategic alternatives;

•
The Company’s cash position and the resources required to continue operations in the ordinary course;

•
The unlikelihood of identifying an alternate transaction, or if an alternate transaction is identified, such alternate transaction resulting in an equivalent or higher price or value than what is proposed in the Asset Sale;

•
The support by the stockholders that collectively own a majority of the Company’s outstanding shares of common stock; and

•
The consideration for the Asset Sale provides certainty and immediate liquidity and value to the Company and enables the Company to realize value that has been created while eliminating long-term business risk.

The Board also considered and balanced against the potentially positive factors a number of potentially negative factors, including the following factors:
•
The risks and costs to the Company, including the possibility that:

•
the Company will miss out on business opportunities that may arise during the pendency of, and following, the Asset Sale; and

•
the conditions to closing that are beyond the Company’s control will not be satisfied and the market’s perception of the Company’s prospects will be adversely affected;

•
The Company’s stockholders do not have appraisal rights or dissenters’ rights available to them under Delaware law or the Company’s organizational documents in connection with the Asset Sale; and

•
Whether the remaining business will be successful and generate revenues and profit, and the Company’s ability to implement its business plan and the market acceptance of the Company’s proposed business and services.

After taking into account all of the factors set forth above, as well as others, the Board determined that the potentially positive factors outweighed the potentially negative factors. The Board reached the decision to approve the Asset Purchase Agreement and the Asset Sale in light of the factors described above and other factors the Board felt were appropriate. The foregoing discussion of the factors is not intended to be exhaustive, but summarizes the material information and factors considered by the Board in its consideration of the Asset Sale. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination, and individual members of the Board may have given different weights to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, senior management of the Company and representatives of legal advisors, and considered the factors overall to be favorable to, and to support, its determinations. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Note Regarding Forward-Looking Statements”.

INFORMATION ABOUT THE PARTIES
The Chosen, Inc.
The Chosen, Inc., a Delaware corporation, was originally formed on October 24, 2017 as a Utah limited liability company under the name “The Chosen, LLC.” On November 29, 2022, The Chosen, LLC converted into a Delaware corporation (the “conversion”) and changed its name to The Chosen, Inc. (as converted, the “Company”). The Company has three wholly-owned subsidiaries, The Chosen Texas, LLC, TCI Animation, LLC, and The Chosen House, LLC, and one subsidiary of which the Company owns 100% voting interest and none of the non-voting interest, Impossible Math, LLC, whose activity has been consolidated into the Company with all significant intercompany balances and transactions being eliminated.
The Company develops and produces the Series and other productions and content. The Series is the first-ever multi-season TV series about the life of Christ and those He touched. The Company produces, markets and distributes the Series to a worldwide market through various means and methods as further described below. The Company has released the first four seasons of the Series, consisting of eight episodes each, along with a Christmas special in theaters, and has commenced preparation for the production of the fifth season.
Come and See Foundation, Inc.
Come and See Foundation, Inc., a North Carolina nonprofit corporation, was originally formed on June 24, 2022 and is recognized by the Internal Revenue Service as tax-exempt under IRC §501(c)(3). Currently CAS works collaboratively with Christian churches and ministry organizations throughout the world to produce, distribute, and translate The Chosen, which depicts the life of Jesus Christ, as seen through the eyes of those who knew Him on Earth. CAS coordinates with churches and church denominations to view The Chosen in church services and other ministry events. CAS also provides free resources such as sermon notes and discussion guides to churches and ministries to assist the churches and ministries in engaging with congregants and community members about the spiritual application of The Chosen.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Introduction and Description of the Transaction
On May 13, 2024, The Chosen, Inc., and certain wholly owned subsidiaries (the “Company”) entered into an Asset Purchase Agreement (the “APA”) providing for a series of transactions (the “CAS Transaction”) with the non-profit entity Come and See Foundation, Inc. (“CAS”).
The CAS Transaction is set forth in (i) the APA by and between CAS and Company, (ii) the Production Services and Funding Agreement (the “PSFA”) between CAS and the Company, and (iii) the Amended and Restated Distribution License and Marketing Services Agreement (the “DMA”, and together with the PSFA and APA, the “CAS Agreements”) between CAS and Company.
Pursuant to the terms of, and as more specifically set forth in, the CAS Agreements, CAS:
(a)
agreed to restructure the existing transactions with the Company with respect to the intellectual property assets comprising the Series and “The Chosen” brand, including the first four existing seasons in distribution and all unproduced seasons of episodes, plus derivatives (collectively with The Chosen, the “The Chosen Programs”), with the exception of the excluded assets and excluded liabilities, as defined in the APA, including, but not limited to, the exclusion from sale of physical props, stages, sets, wardrobe, real estate, fixtures, emblements and equipment which were created by the Company (now or in the future) for The Chosen, defined as the (collectively the “Purchased Assets” or “Chosen IP”). In exchange, CAS agreed to (i) the forgiveness of the outstanding principal of the Company’s loan from CAS of $145,500 thousand, and any accrued but unpaid interest thereon (the “CAS Loan”), (ii) provide the Company a loan in the amount of $11,684 thousand at signing of the CAS Transaction, for which the outstanding principal balance and accrued but unpaid interest as of the Closing Date shall be forgiven (the “Bridge Loan Promissory Note”), and (iii) up to $85,000 thousand of Milestone Payments, paid following the Closing to the extent earned upon the completion and delivery of seasons of The Chosen series as follows; $21,250 thousand upon the completion and delivery of the fifth season of the Chosen Series, $21,250 thousand upon the completion and delivery of the sixth season of The Chosen series, $42,500 thousand upon the completion and delivery of the seventh season of The Chosen series.

(b)
engaged the Company to render all development and production services, on a work-made-for-hire basis, for the development, production and delivery of The Chosen to CAS (subject to the Key Man Affiliation), in which CAS shall own all rights in and to The Chosen (the “Production Services”). In exchange, CAS agreed to (i) make a series of financial contributions over time to the Company in the aggregate amount of up to $256,000 thousand (the “Contribution Commitment” or “Production Funding”) for Company’s use in the development, production, of unproduced The Chosen seasons and certain other potential projects, and (ii) agreed to pay to the Company a market-rate production services fee based upon the agreed budgeted amounts, for the actual development, production and post-production services for each season (or motion picture) through and including complete delivery of The Chosen.

(c)
agreed to grant the Company certain rights through an exclusive worldwide license to exploit the commercial exploitation rights in all media and languages, ancillary rights, licensed trademark rights and marketing servicing rights (collectively, the “Distribution Rights”) with respect to The Chosen Programs for a period of ten (10) years (subject to: (a) a 5-year extension if certain other potential projects are produced under the PSFA and (b) automatic annual extensions if certain conditions are satisfied) and (ii) subject to the satisfaction of certain conditions, the right (the “TM Royalty Rights”) to use “The Chosen” brand in connection with the Company’s and/or its affiliates’ production of other biblical universe projects (each, a “Chosen-Branded Production”). In exchange, the Company is required to pay CAS certain percentages of: (i) the gross receipts from Company’s exploitation of the Distribution Rights (excluding the ancillary rights) after recoupment of certain marketing expenses; (ii) the gross receipts from Company’s exploitation of the ancillary rights; and (iii) the gross receipts from Company’s exploitation of the TM Royalty Rights for each Chosen-Branded Production.

Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information. The pro forma adjustments include transaction accounting adjustments to give effect to the CAS Transaction, including the forgiveness of the Company’s historic debt and related interest related to the CAS Loan. The “The Historic Chosen” column in the unaudited pro forma condensed consolidated balance sheet and in the unaudited pro forma condensed consolidated statement of operations reflect the Company’s historical financial statements for the periods presented and do not reflect any adjustments related to the CAS Transaction. Assumptions and estimates underlying the proforma adjustments are described herein and in the accompanying notes.
The unaudited pro forma condensed consolidated balance sheet as of December 31, 2023 gives effect to the CAS Transaction as if it had occurred on December 31, 2023. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2023 give effect to the CAS Transaction as if it had occurred as of January 1, 2023, the first day of the Company’s fiscal year 2023.
The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that would have been achieved had the CAS Transaction been consummated as of the periods indicated or to project the Company’s results of operations or financial position for any future period. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma financial information presented herein, nor does it purport to indicate results which may be attained in the future, for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information, and the Company’s future results of operation and financial condition may differ significantly from the proforma amounts reflected. The pro forma adjustments included in the accompanying unaudited pro forma condensed consolidated financial information are based on currently available data and estimates and assumptions that the Company believes are reasonable as of the date of this filing.
For accounting purposes, the CAS Transaction does not meet the criteria requiring discontinued operations presentation in accordance with U.S. Generally Accepted Accounting Principles as it is not considered a component of an entity that comprises operations and cash flows that can be clearly distinguished from the rest of the Company, nor is not considered to represent a strategic shift in the Company’s operations.
The Company determined that the agreements between the Company and CAS, which comprise the CAS Transaction, should be combined and viewed in conjunction with one another which form a singular transaction for accounting purposes, principally as the agreements were negotiated as a package to achieve a collective commercial objective. The Company determined the units of account in the CAS Transaction are principally the (i) sale of the Chosen IP pursuant to ASC 610-20, Gains and Losses from the Derecognition of Nonfinancial Assets (“ASC 610”), with control over the Chosen IP transferring to CAS, as CAS will obtain the rights and privileges necessary to direct the use of the Chosen IP and obtain substantially all the remaining economic benefits, (ii) Production Services arrangement with CAS pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”) which involves multiple performance obligations for the performance of work-for-hire production services, on behalf of and at the direction of CAS, for the yet to be produced and completed seasons of The Chosen Series which shall be recognized over the period of time the Company satisfies its production obligations for each season of The Chosen, and (iii) receipt of certain rights to use The Chosen IP for commercial exploitation granted through the in-license granted by CAS in exchange for defined royalty based costs payable to CAS based on the Company’s receipts from the sale and usage for the granted rights pursuant to ASC 705, Cost of Sales and Services (“ASC 705”).
The sale of the intellectual property rights of the unproduced seasons of The Chosen are considered to represent distinct assets to be transferred in the future, separate from the existing produced and completed seasons of The Chosen Series and “The Chosen” brand transferred at the close of the CAS Transaction. Therefore, the consideration exchanged for the sale of the Chosen IP in the CAS Transaction is allocated to each asset on a relative standalone selling price basis, applying preliminary estimates for the purposes of the unaudited pro forma condensed consolidated financial information. Further, the Company’s obligation to transfer the completed content of the unproduced seasons of The Chosen are combined with the Company’s performance obligations to develop, produce and deliver the completed season of The Chosen pursuant to ASC 606 as they do not represent separate and distinct obligations or assets to be transferred. Therefore, the consideration allocated the intellectual property rights of the unproduced seasons of The Chosen is included in the Production Services consideration pursuant to ASC 606.
The Company determined the total estimated consideration to be exchanged for the transfer of the Chosen IP to CAS in the CAS Transaction for the purpose of the pro forma adjustments as follows:
(in thousands)	Amount
Bridge Loan Promissory Note Forgiveness	$11,648
CAS Loan Forgiveness	145,500
Settlement of existing balances, net from arrangements with CAS	1,236
Upfront Consideration	158,421
Milestone Payments	85,000
Total estimated consideration	$243,421
The unaudited pro forma condensed consolidated financial statements reflect the transaction accounting adjustments for the aforementioned units of account to affect the CAS Transaction as well as other related transaction accounting adjustments, including forgiveness of the CAS Loan, and interest, and Bridge Loan Promissory Note in exchange for the sale of The Chosen IP, applying key assumptions and estimates described herein and in the accompanying notes.
The following unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with, the Company’s historical financial statements and the notes thereto, as presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on April 1, 2024.

The Chosen, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2023
(unaudited)
(In thousands)
	The Chosen Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Assets
Cash	$65,179	$11,684	(a)	$76,863
Accounts receivable, net of allowances of $855 as of December 31, 2023	8,325	(1,335)	(b)	6,990
Inventory	15,060	—		15,060
Prepaid assets	2,867	—		2,867
Other current assets	1,259	—		1,259
Total current assets	92,690	10,349		103,039
Property and equipment, net	37,450	—		37,450
Film costs, net	67,009	(61,241)	(c)	5,768
Other assets	1,056	(62)	(c)	994
Total assets	$198,205	$(50,954)		$147,251
Liabilities and Equity				—
Accounts payable	$10,843	$—		$10,843
Accrued expenses and other current liabilities	8,907	1,516	(d)	10,423
Current portion of long-term debt and lease liabilities	359	—		359
Total current liabilities	20,109	1,516		21,625
Long-term debt and lease liabilities, net	138,028	(137,660)	(b)	368
Other noncurrent liabilities	3,078	60,806	(e)	63,884
Deferred tax liability, net	2,570	—		2,570
Total liabilities	163,785	(75,338)		88,447
Commitments and contingencies
Series A Preferred Stock, $0.001 par value; 120% dividend preference; 8,000 shares authorized; 0 and 4,341 shares issued and outstanding at December 31, 2023	—	—		—
Series A Common Stock, $0.001 par value; 10,900 shares authorized; 6,950 issued and outstanding at December 31, 2023	7	—		7
Series B Common Stock, $0.001 par value; 25,000 shares authorized; 5,595 and 1,254 shares issued and outstanding at December 31, 2023	6	—		6
Additional paid-in capital	10,237	—		10,237
Retained earnings	14,435	24,385	(e)	38,820
Noncontrolling interest	9,735	—		9,735
Total equity	34,420	24,385		58,805
Total liabilities and equity	$198,205	$(50,954)		$147,251

The Chosen, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the twelve months ended December 31, 2023
(unaudited)
(In thousands, except share and per share amounts)
	The Chosen Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues:
Licensed content and merchandise revenues	$51,944	$—		$51,944
Production services revenues	—	74,889	(f)	74,889
Contribution revenues	28,985	—		28,985
Total revenues	80,929	74,889		155,818
Cost of revenues	22,056	52,118	(f), (g)	74,174
Distribution and marketing	21,778	(15,000)	(h)	6,778
Amortization of film costs	13,290	(13,290)	(i)	—
Depreciation and amortization	8,897	—		8,897
General and administrative	25,330	—		25,330
Operating expenses	91,251	23,828		115,179
Gain on sale	—	43,255	(j)	43,255
Net operating income (loss)	(10,422)	94,316		83,894
Interest income	2,799	—		2,799
Interest expense	(3,279)	3,138	(k)	(141)
Other income (expense)	(184)	—		(184)
Net income (loss) before income taxes	(11,086)	97,454		86,368
Benefit (provision) for income taxes	2,129	(23,126)	(l)	(20,997)
Net income (loss)	(8,957)	74,328		65,371
Net loss attributable to noncontrolling interest	5,388	—		5,388
Net income (loss) attributable to The Chosen, Inc.	$(3,569)	$74,328		$70,759
Earnings (loss) per Common Stock/Common Units, basic and diluted(1)	$(0.28)	$—		$5.64
Weighted Average Common Stock/Common Units outstanding, basic and diluted(1)	12,545	—		12,545

(1)
Represents earnings (loss) per share and weighted average issued and outstanding Series A Common Stock and Series B Common Stock.

The Chosen, Inc.
Notes to the Pro Forma Condensed Consolidated Financial Statements
(unaudited)
The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:
(a)
Adjustment reflects the upfront cash of $11,684 thousand from the Bridge Loan Promissory Note with CAS to be received at execution of the CAS transaction which shall be forgiven and canceled pursuant to the APA at close and included in the consideration exchanged for sale of The Chosen IP.

(b)
Adjustment reflects the forgiveness of the CAS Loan of $145,500 thousand of principal, pursuant to the APA, and prepaid interest balance of $1,335 thousand, which is included in the consideration exchanged for sale of The Chosen IP, and elimination of unamortized debt issuance costs and debt discounts of $7,840 thousand.

(c)
Adjustment reflects the elimination of the assets sold pursuant to the APA of $61,241 thousand of Film costs, net and $62 thousand of copyright intangible asset, net related to “The Chosen” brand.

(d)
Adjustment reflects the accrual of estimated direct and incremental transaction costs of $1,516 thousand.

(e)
Adjustment reflects the estimated gain on the sale of the Chosen IP, calculated as follows: $97,615 thousand of sale consideration allocated to the Chosen IP transferred at sale, as if the CAS Transaction had occurred as of December 31, 2023, less (i) the carrying value of net assets of the disposed Chosen IP of $61,303 thousand; (ii) estimated direct transaction costs of $1,516 thousand; and (iii) settlement of existing balances, net from arrangements with CAS of $1,236 thousand.

Additionally, reflects the adjustment to record a contract liability of $60,806 thousand for the upfront consideration for exchanged for The Chosen IP attributable to the yet to be produced and completed seasons of The Chosen.
(f)
Adjustment reflects the recognition of production services revenue of $74,889 thousand in exchange for the Production Services performed on behalf of CAS for the production of yet to be produced and completed seasons of The Chosen. During the year-ended December 31, 2023 the Company was engaged in production of Season 4, and early production activities for Season 5. Therefore, the adjustment reflects pro forma revenue based upon the production costs incurred as estimate measure of progress of the performance obligation, applying the market-rate mark-up and the CAS Transaction consideration allocated the performance obligations.

Additionally, the adjustment reflects recognition of costs of revenue for production costs incurred during the year-ended December 31, 2023 of $42,456 thousand, which were deferred and capitalized as film costs in the historical consolidated financial statements.
(g)
Adjustment reflects the recognition of costs revenues of $9,661 thousand from the royalty fees payable to CAS based on the Company’s receipts from right to use The Chosen IP for commercial exploitation through the in-license granted by CAS pursuant to the DMA.

(h)
Adjustment reflects the recoupment of marketing costs incurred by the Company of $15,000 thousand related to the marketing activities for the commercial distribution and exploitation of The Chosen IP for which the Company is entitled to reimbursement from CAS pursuant to the DMA.

(i)
Adjustment reflects the elimination of amortization expense for Film costs of $13,290 thousand related to the assets sold pursuant to the APA.

(j)
Adjustment reflects the estimated gain on the sale of The Chosen IP, calculated as follows: $74,028 thousand of sale consideration allocated to the Chosen IP transferred at sale, as if the CAS Transaction had occurred as of January 1, 2023, less (i) the carrying value of net assets of the disposed Chosen IP of $18,847 thousand, as if the Transaction had occurred as of January 1,

2023, thus excluding film costs recognized in the unaudited pro forma condensed consolidated statement of operations for the year ended December 2023; (ii) estimated direct transaction costs of $1,516 thousand; and (iii) settlement of existing balances, net from arrangements with CAS of $1,236 thousand.
(k)
Adjustment reflects the reversal of $3,138 thousand of amortization of debt discounts, issuance costs and interest expense related to the CAS Loan, which is forgiven and canceled pursuant to the APA.

(l)
Adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rate of 23.7% in effect for the period presented.

Pro forma earnings (loss) per Common Stock/Common Units, basic and diluted are the same in the period presented as the Company does not have any potentially dilutive instruments outstanding.
The Company’s historical consolidated statements of operations for the year-ended December 31, 2023 includes revenues recognized from CAS pursuant to prior agreements between the Company and CAS. On October 31, 2023, the Company entered into the Second Amendment to the Existing Funding Agreement with CAS, (the “Second Amendment”) which modified and revised various commercial terms of the Company’s agreements with CAS, including eliminating the obligation of CAS to provide Contribution Revenue to the Company. As such, no additional Contribution Revenue has been received by the Company subsequent to the signing of the Second Amendment and therefore, the amount represents revenue that will not recur beyond 12 months.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE
The following discussion is a general summary of certain anticipated U.S. federal income tax consequences of the Asset Sale to the Company. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code (the “Treasury Regulations”), and published rulings and decisions, all as currently in effect as of the date of this information statement, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Tax considerations under state, local, and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this information statement. This summary does not describe application of the installment sale rules to the extent any of the assets of the Company are sold at a gain. In addition, neither the Company nor CAS has requested or will request an opinion from their respective counsel or a ruling from the Internal Revenue Service (“IRS”) as to the U.S. federal income tax consequences of the transactions described herein. This summary is not binding on the IRS or necessarily indicative of the IRS’ view, and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein.
This summary also does not describe any tax consequences to our stockholders (including as a result of a liquidation or deemed liquidation of the Company or as a result of a distribution by the Company to our shareholders). Accordingly, the stockholders are advised and expected to consult their own tax advisors regarding the U.S. federal, state and local income tax consequences of the Asset Sale in light of their particular circumstances and the tax consequences of the Asset Sale under U.S. federal non-income tax laws and state, local and non-U.S. tax laws. This summary is for general information only and is not tax advice.
The Asset Sale is entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.
The Asset Sale likely will be treated as a taxable sale of corporate assets in exchange for forgiveness of debt and certain cash payments upon achieving certain specified milestones. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated in proportion to their respective fair market values. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.
We believe that the fair market value of the consideration (including any assumed liabilities) received from CAS exceeds the adjusted tax basis in the assets being sold; in that case, we will likely incur U.S. federal income tax as a result of the Asset Sale. We anticipate that our tax attributes, including our U.S. federal net operating loss carryforwards (“NOLs”), will be available to partially reduce our U.S. federal income tax liability resulting from such gain, even after taking into account limitations, if any, as a result of recently enacted tax legislation informally known as the “Tax Cuts and Jobs Act.”
In accordance with the APA, certain post-closing adjustment procedures are provided for with respect to maintenance standards under applicable tax non-profit organization tax regulations. Any adjustments to the Asset Sale consideration will be based upon third party fair market value appraisals and shall be made no later than December 31, 2024. Such adjustments may increase or decrease any gain resulting from the Asset Sale depending on the amount and direction of any such adjustment.
In addition, in general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-change NOLs or other tax attributes to offset future taxable income or reduce taxes. Our past issuances of stock and other changes in our stock ownership may have resulted in an ownership change within the meaning of Section 382 of the Code; accordingly, our pre-change NOLs may be subject to limitation under Section 382 of the Code.

The determination of whether we will realize gain or loss on the Asset Sale and whether and to what extent our tax attributes will be available to offset the gain is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that we will incur U.S. federal income tax as a result of the Asset Sale.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE ASSET SALE
None of the directors and executive officers of the Company have interests in the Asset Sale that may be different from, or in addition to, the interests of the Company’s stockholders generally.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of May 11, 2024, we had 6,950,000 shares of Series A Common Stock and 5,595,015 shares of Series B Common Stock issued and outstanding. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to applicable community property laws.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Officers
Derral Eves(2)	6,950,000	55%
Dallas Jenkins	—	—%
JD Larsen	—	—%
Bradley Pelo	—	—%
David Stidham	—	—
Kyle Young	—	—
Cris Doornbos	—	—
Matt Rearden	—	—
Brooke Asiatico	—	—
David Bagheri	—	—
All officers and directors as a group (14 individuals)	6,950,000	55%
Greater than 5% Holders
The Chosen Productions, LLC(2)(3)	6,950,000	55%

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the following entities or individuals is c/o The Chosen, Inc., 4 S 2600 W, Suite 5, Hurricane, Utah 84737.

(2)
The Chosen Productions, LLC is the record holder of the securities reported herein. Derral Eves, our Chief Strategy Officer, is the managing member of The Chosen Productions, LLC. By virtue of this relationship, Mr. Eves may be deemed to share beneficial ownership of the securities held of record by The Chosen Productions, LLC. Mr. Eves disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(3)
Derral Eves, our Chief Strategy Officer, and Dallas Jenkins, our Chief Creative Officer, are members of The Chosen Productions, LLC and, as such, have an indirect interest in the securities held by The Chosen Productions, LLC to the extent of their respective membership interests in The Chosen Productions, LLC. Each of Mr. Eves and Mr. Jenkins disclaims any beneficial ownership of any securities held by The Chosen Productions, LLC.

DISSENTERS’ RIGHT OF APPRAISAL
The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.
OUR BOARD OF DIRECTORS AND THE STOCKHOLDER HOLDING A MAJORITY OF THE COMPANY’S VOTING POWER HAVE APPROVED THE ASSET SALE.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”
You should rely only on the information contained or incorporated by reference in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated        , 2024. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary

Annex A
ASSET PURCHASE AGREEMENT
between
THE CHOSEN, INC.
and
COME AND SEE FOUNDATION, INC.
dated as of
May 13, 2024

A-ii

Exhibit A	Form of Amended and Restated Distribution License and Marketing Services Agreement
Exhibit B	Form of Mutual Consent Under Funding Agreement
Exhibit C	Form of Production Services and Funding Agreement
Exhibit D	Form of Security Agreement

A-iii

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”), dated as of May 13, 2024, is entered into between The Chosen, Inc., a Delaware corporation (“Seller”), and Come and See Foundation, Inc., a North Carolina nonprofit corporation (“Buyer”).
RECITALS
WHEREAS, Buyer and Seller previously entered into that certain Intellectual Property Assignment and Limited Assumption Agreement, dated as of November 29, 2022, between Seller (as successor-in-interest to The Chosen, LLC, a Utah limited liability company) and Buyer (the “IPAA”), pursuant to which Buyer purchased from Seller all right, title and interest in and to the Chosen Brand and the Intellectual Property comprising the audio-visual series called “The Chosen” (the “Chosen Series”) and any and all successor, prequel or spin-off series or any other derivatives thereof (including, without limitation, an initial program, entitled “The Shepherd” published December 24, 2017 (written by Tyler Thompson and Dallas Jenkins); all subsequent episodes (defined herein) of the Chosen Series (each of which was written by one or more of Dallas Jenkins, Ryan Swanson and Tyler Thompson and each of which is owned by The Chosen, LLC), including without limitation “The Shepherd”, “I Have Called You By Name”, “Shabbat”, “Jesus Loves the Little Children”, “The Rock On Which It Is Built”, “The Wedding Gift”, “Indescribable Compassion”, “Invitations”, “I Am He”, “Thunder”, “I Saw You”, Matthew 4:24”, “The Perfect Opportunity”, “Spirit”, “Unlawful”, “Reckoning”, “Beyond Mountains”, “The Messengers”, “Homecoming” and “Two by Two,” and all subsequent episodes and derivatives works thereof; any Bible roundtables, Christmas-themed, seasonal, or other specials, animated productions of any and all kinds, live action productions of any and all kinds, so-called bonus materials and/or director’s cuts, behind the scenes footage, trailers, live streams, character recaps, Chosen extras, documentaries, aftershows, bonus content, presentation/”The Chosen Presents” title and title licensing rights, expanded versions of episodes; all content uploaded to The Chosen App, whether now existing or hereafter created; and all other items defined as “Property” or “Programs” under the IPAA) (collectively with the Chosen Series, the “Programs”; provided, that, Buyer and Seller each acknowledge and agree that neither [***] nor “Jonathan and Jesus” is or ever was a “Program”), and any other additional property comprising a derivative work of a Program (other than [***] and “Jonathan and Jesus”) (collectively with the Programs, “IPAA Property”);
WHEREAS, Buyer has licensed, subject to the CAS Reserved Rights (as such term is defined in the License Agreement (as defined below)), all worldwide rights to the Chosen Series and any and all derivatives thereof (including, without limitation, Christmas-themed or other specials, animated productions of any and all kinds, so-called bonus materials and/or director’s cuts, presentation/”The Chosen Presents” title and title licensing rights, and expanded versions of episodes) (such rights, without limiting the scope thereof referred to hereinafter for ease of reference as the “Commercial Rights”) to Seller pursuant to that certain License Agreement, dated as of November 29, 2022, by and between Buyer and Seller (the “License Agreement”);
WHEREAS, Seller is in the business of developing, producing, distributing, and marketing the Programs (the “Business”);
WHEREAS, Buyer desires to purchase and receive, and Seller desires to sell and transfer, the Commercial Rights and certain other assets, rights, properties related to the Programs, as more fully described herein; and
WHEREAS, Buyer and Seller each wish to enter into new arrangements between the Parties regarding the terms of the development, production, distribution, licensing, and marketing of the Programs, and of the financing of the foregoing, as more fully described herein and in the Exhibits hereto.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
The following terms have the meanings specified or referred to in this Article I:
“Acquisition Proposal” has the meaning set forth in Section 6.03(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Additional IPAA Property” shall have the meaning set forth in Section 2.10(a).
“Adverse Recommendation Change” means the Board of Directors of Seller (the “Seller Board”): (a) failing to make, withholding, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Buyer, the Seller Board Recommendation; (b) [reserved]; (c) adopting, approving, recommending, endorsing, or otherwise declaring advisable an Acquisition Proposal; (d) failing to reaffirm (publicly, if so requested by Buyer) the Seller Board Recommendation within five Business Days after the date any Acquisition Proposal (or material modification thereto) is first publicly disclosed by Seller or the Person making such Acquisition Proposal; (e) making any public statement inconsistent with the Seller Board Recommendation; or (f) resolving or agreeing to take any of the foregoing actions.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreed Allocation” has the meaning set forth in Section 2.07.
“Agreement” has the meaning set forth in the preamble.
“Ancillary Documents” means (a) each of the Purchased Assets Transfer Instruments, (b) the Trademark Transfer Agreement, (c) the Distribution License Agreement, (d) the Production Services and Funding Agreement, (e) the Mutual Consent Under Funding Agreement, (f) the Security Documents, and (g) the other agreements, instruments and documents required to be delivered at the Closing.
“Audited Financial Statements” has the meaning set forth in Section 4.04.
“Balance Sheet” has the meaning set forth in Section 4.04.
“Balance Sheet Date” has the meaning set forth in Section 4.04.
“Basket” has the meaning set forth in Section 8.04(a).
“Business” has the meaning set forth in the recitals.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or required by Law to be closed for business.
“Buyer” has the meaning set forth in the preamble.
“Buyer Closing Certificate” has the meaning set forth in Section 7.03(d).
“Buyer Indemnitees” has the meaning set forth in Section 8.02.
“Buyer’s Expenses” means, with respect to Buyer, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by Buyer or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement, the Ancillary Documents, and any transactions related hereto or thereto, any litigation with respect hereto or thereto, the review and comment on the Information Statement, the filing of any required notices in connection with regulatory approvals, and all other matters related to the transactions contemplated by this Agreement or any Ancillary Document.
“CAS Non-Profit Interests Balance” means an amount equal to Thirty-Four Million Five Hundred Fifty-Seven Thousand and Nine Hundred Fifty-Three Dollars ($34,557,953), representing the balance of the Final Purchase Price (as defined in the Funding Agreement) for the CAS Non-Profit Interests (as defined in the Funding Agreement), after giving effect to the Mutual Consent Under Funding Agreement.

“Chosen Brand” has the meaning set forth in the Distribution License Agreement.
“Chosen Series” has the meaning set forth in the recitals.
“Closing” has the meaning set forth in Section 3.01.
“Closing Date” has the meaning set forth in Section 3.01.
“Commercial Rights” has the meaning set forth in the recitals.
“Competition Laws” shall mean any domestic, federal, foreign or supranational Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade means.
“Contracts” means all contracts relating to Intellectual Property in and to the Programs, whether written or oral.
“Copyright Assignment” has the meaning set forth in Section 3.02(a)(ii)(C).
“Copyrights” has the meaning set forth in the definition of Intellectual Property.
“Definitive Information Statement” has the meaning set forth in Section 6.15.
“Designated Litigation” has the meaning set forth on Schedule 4.10.
“Direct Claim” has the meaning set forth in Section 8.05(c).
“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.
“Distribution License Agreement” means that certain Amended and Restated Distribution License and Marketing Services Agreement, dated as of the Closing Date, between Buyer and Seller, in the form attached hereto as Exhibit A.
“Dollars” or “$” means the lawful currency of the United States.
“Domain Name Assignment” has the meaning set forth in Section 3.02(a)(ii)(D).
“Encumbrance” means any charge, claim, community property interest, pledge, assignment, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Liabilities” has the meaning set forth in Section 2.04.
“Finally Determined” means, with respect to a claim or dispute, an occurrence where (a) the parties to the dispute have reached an agreement in writing, (b) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment with respect to a claim, or (c) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.
“Funding Agreement” means that certain Contribution Funding and Production Agreement, dated as of November 29, 2022, between Buyer and Seller (as successor-in-interest to The Chosen, LLC, a Utah limited liability company), as amended by that certain First Amendment to the Funding Agreement, dated as of December 19, 2022, and as further amended by that certain Second Amendment to Contribution Funding and Production Agreement, dated as of October 31, 2023.
“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indemnified Party” has the meaning set forth in Section 8.05.
“Indemnifying Party” has the meaning set forth in Section 8.05.
“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world relating to the Programs: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites, and pages, and all content and data thereon or relating thereto, whether or not Copyrights; and (e) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof.
“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, Social Media Platform Agreements, and other Contracts, whether written or oral, relating to any Intellectual Property relating to the Programs that is used or held for use in the conduct of the Business as currently conducted or proposed to be conducted to which Seller or any Seller Affiliate is a party, beneficiary or otherwise bound.
“Intellectual Property Registrations” means all Purchased Assets and IPAA Property Assets relating to the Programs that are subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names and Copyrights, and pending applications for any of the foregoing.
“IPAA” means has the meaning set forth in the Recitals.
“IPAA Property” means has the meaning set forth in the Recitals.
“IPAA Property Assets” means, with respect to any of the IPAA Property or Additional IPAA Property relating to the Programs, all of Seller’s right, title, and interest in and to the following: (a) any and all versions existing of such IPAA Property or Additional IPAA Property, and all elements thereof (including the teleplay and story) and all promotional and advertising materials, metadata, trailers, “bloopers”, footage, trims and outtakes thereof (including, without limitation, the director’s cut and the final cut and any and all versions of each of the foregoing (in any and all languages), “behind the scenes”, “making of”, and any and all other documentary or short form content concerning any IPAA Property or Additional IPAA Property, and all footage, “bloopers”, trims and outtakes of each of the foregoing) regardless of whether the format is physical, digital or otherwise; (b) all physical, digital, or other embodiments of such IPAA Property or Additional IPAA Property, or its elements in whatever state of completion or format, wherever located (including in any film laboratory, file, server, non-fungible token, or storage facility owned or controlled by Seller or any Seller Affiliate or any other Person), in any video, audio, digital, social media app, or other format now existing or hereafter developed; (c) the Copyrights for such IPAA Property or

Additional IPAA Property; (d) all Trademarks and Patents (if any) relating to such IPAA Property or Additional IPAA Property or any of the elements thereof and any other Intellectual Property rights therein that do not comprise third party Intellectual Property rights; (e) all negatives, prints, files, digital assets, and all other materials and personal property (including props) constituting the IPAA Property or Additional IPAA Property; (f) all rights anywhere in the world to manufacture, distribute, license, exhibit, market, promote, reissue, repackage, and otherwise exploit such IPAA Property or Additional IPAA Property, in all languages, by any and all means and devices now known or hereafter devised, and howsoever accessed by the viewer, and to otherwise exploit such IPAA Property or Additional IPAA Property in all media, whether now known or hereafter existing and howsoever accessed, including, without limitation, theatrical, home video, video-on-demand, subscription video-on-demand, pay, cable and free television (including broadcast and FAST), the internet, computers, hand held devices, cell phones, and other accessing devices; and all rights to license and exploit such IPAA Property or Additional IPAA Property in all ancillary markets (including, without limitation, hotels, airlines, ships, military bases, etc.); (g) all merchandising rights with respect to such IPAA Property or Additional IPAA Property, including, without limitation the right to merchandise and license such IPAA Property or Additional IPAA Property (including its name, characters and elements) in connection with the manufacture, distribution, license, sale, advertising, promotion and/or other exploitation of products, goods, services and commercial activities, co-promotions and/or tie-ins (and the advertising and promotion thereof) that use, embody or are based on such IPAA Property or Additional IPAA Property (including its characters and elements), including, without limitation, apparel, accessories, toys, activities, games, video games, wireless games, wireless downloads, electronics, interactive software, non-fungible tokens, collectibles, novelties, souvenir, household items, jewelry, food products and services, stationary, posters and other paper goods, office and school supplies; (h) all liens, security interests and other legal Encumbrances against any IPAA Property or Additional IPAA Property by or for the benefit of Seller; (i) all other rights to exploit such IPAA Property or Additional IPAA Property and any and all elements thereof not expressly provided for hereunder, including, but not limited to, distribution rights, Intellectual Property rights, reversion rights therein or related thereto (and encompassing all rights which would otherwise have been recaptured after the expiration of any licenses or grant of rights in the IPAA Property or Additional IPAA Property to any third parties, or otherwise), as well as all electronic publishing, print publication, music publishing, soundtrack rights separate from such IPAA Property or Additional IPAA Property, live-television, radio and dramatic rights, legitimate theater rights, non-theatrical rights, all rights related to home video, DVD, and interactive, CD-ROM, internet and computer rights, both linear and non-linear; novelization, and publication rights, commercial sponsorships and other ancillary or allied rights, and all rights in the underlying literary, dramatic and musical material contained in such IPAA Property or Additional IPAA Property, or upon which such IPAA Property or Additional IPAA Property is based, in all cases in the form owned by Seller as of the Closing Date; and (k) all chain of title documentation and records in the possession of Seller or any Seller Affiliate, including all rights and financial documentation, all U.S. and foreign Copyright certificates for any IPAA Property or Additional IPAA; and such other chain-of-title documentation for the IPAA Property or Additional IPAA Property.
“Key Man” means Dallas Jenkins.
“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of each of Brad Pelo, JD Larsen or David Stidham, and such knowledge that any such Person would be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation (whether or not such investigation occurs) concerning the matters to which such phrase pertains.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.
“License Agreement” has the meaning set forth in the recitals.
“Licensed Intellectual Property” means all Intellectual Property in which Seller or any Seller Affiliate holds any rights or interests granted by other Persons that is used or held for use in the conduct of the Business as currently conducted or proposed to be conducted.

“Losses” means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers, excluding indirect, incidental, consequential, special and punitive damages (in each case, except to the extent paid to a third party).
“Mandatory Arbitration” shall have the meaning set forth in Section 10.10(b).
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).
“Material Contracts” has the meaning set forth in Section 4.07(a)(i).
“Milestone” has the meaning set forth in Section 2.06(b).
“Milestone Payment” has the meaning set forth in Section 2.06(b).
“Mutual Consent Under Funding Agreement” shall mean that certain Mutual Consent Under Funding Agreement, dated as of the Closing Date, between Buyer and Seller, in the form attached hereto as Exhibit B.
“Patents” has the meaning set forth in the definition of Intellectual Property.
“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.
“Permitted Encumbrances” has the meaning set forth in Section 4.08(a).
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Preliminary Information Statement” has the meaning set forth in Section 6.15.
“Production Services and Funding Agreement” means that certain Production Services and Funding Agreement, dated as of the Closing Date, between Buyer and The Chosen Texas, LLC, in the form attached hereto as Exhibit C.
“Programs” has the meaning set forth in the recitals.
“Purchase Price” has the meaning set forth in Section 2.05.
“Purchased Assets” has the meaning set forth in Section 2.01.
“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Rules” shall have the meaning set forth in Section 10.10(b).

“SEC” means the U.S. Securities and Exchange Commission.
“SEC Documents” has the meaning set forth in Section 4.14.
“Security Agreement” means that certain Amended, Restated and Consolidated Copyright Mortgage and Security Agreement substantially in the form attached hereto as Exhibit D.
“Security Documents” means the Security Agreement, together with all other ancillary security agreements, instruments or documents to be executed in connection therewith (which may include, without limitation, deposit account control agreements, collateral assignment agreements, short-form intellectual property security agreements, pledges and any other agreements reasonably required by Buyer) in order to create, attach, and perfect a first priority lien on the collateral granted pursuant to the Security Agreement to secure the “Secured Obligations” as defined in the Security Agreement.
“Seller” has the meaning set forth in the preamble.
“Seller Acquisition Agreement” shall have the meaning set forth in Section 6.03(a).
“Seller Affiliate” means any of Seller’s wholly-owned subsidiaries as well as Impossible Math, LLC.
“Seller Closing Certificate” has the meaning set forth in Section 7.02(g).
“Seller Indemnitees” has the meaning set forth in Section 8.03.
“Social Media Handles” has the meaning set forth in Section 4.09(f).
“Social Media Platform Agreements” has the meaning set forth in Section 4.09(f).
“Superior Proposal” means a bona fide written Acquisition Proposal that did not result from a breach of Section 6.03 that the Seller Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable from a financial point of view to Seller’s stockholders than the transactions contemplated by this Agreement, in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Acquisition Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on Seller, including relevant legal, regulatory, and other aspects of such Acquisition Proposal deemed relevant by the Seller Board (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement proposed by Buyer during the Superior Proposal Notice Period set forth in Section 6.03(d).
“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“TCI Bridge Loan Debt” means the outstanding principal balance and accrued but unpaid interest on the TCI Bridge Note as of the Closing Date.
“TCI Bridge Note” means that certain Bridge Loan Promissory Note, dated on or about the date hereof, issued by Seller in favor of Buyer, in the original principal amount of Eleven Million Six Hundred Eighty-Three Thousand Six Hundred Fifty-Nine Dollars and Seventeen Cents ($11,683,659.17).
“TCI Initial Debt” means the outstanding principal, as of the Closing Date, owed by Seller under a loan (the “TCI Initial Loan”) previously made from Buyer to Seller pursuant to the Funding Agreement,

which outstanding principal shall be in the amount of One Hundred and Forty-Five Million Five Hundred Thousand Dollars ($145,500,000) as of the Closing Date, and any accrued but unpaid interest thereon.
“Termination Fee” means an amount equal to the sum of $8,305,028.24, plus Buyer’s Expenses.
“Third-Party Claim” has the meaning set forth in Section 8.05(a).
“Trademark Assignment” has the meaning set forth in Section 3.02(a)(ii)(D).
“Trademark Transfer Agreement” means a transfer instrument, in form and substance to be mutually agreed between Buyer and Seller prior to the Closing, providing for the transfer of the “5 and 2” and “5&2” Trademarks to Seller.
“Trademarks” has the meaning set forth in the definition of Intellectual Property.
ARTICLE II
PURCHASE AND SALE
Section 2.01   Purchase and Sale of Assets.   Subject to the terms and conditions set forth herein, at the Closing, (i) Seller shall transfer the Commercial Rights to the Buyer and (ii) Seller shall, and shall cause its applicable Seller Affiliates to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller and the applicable Seller Affiliates, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller’s and each Seller Affiliate’s right, title and interest in, to and under all of the following assets, rights, and properties related to the Programs (the Commercial Rights and such assets, rights, and properties, collectively, the “Purchased Assets”):
(a)   all work in progress under the License Agreement, including, without limitation, any masters, variations and footage rights associated with any Program and all derivative, ancillary and subsidiary rights therein, except to the extent any of the same constitute Additional IPAA Property (as discussed below in Section 2.09);
(b)   all rights to any Actions of any nature available to or being pursued by Seller or any Seller Affiliate to the extent arising from or relating to the ownership of any of the other Purchased Assets identified herein following the Closing, whether arising by way of counterclaim or otherwise;
(c)   all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent arising from or relating to the ownership of any of the Purchased Assets identified herein following the Closing;
(d)   all insurance benefits, including rights and proceeds, arising from or relating to ownership of the Purchased Assets following the Closing; and
(e)   all goodwill associated with the foregoing assets.
Section 2.02   Excluded Assets.   Notwithstanding any provision in this Agreement to the contrary, Seller shall not sell, and Buyer shall not purchaser or acquire, and the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):
(a)   all cash and cash equivalents of Seller;
(b)   all accounts receivable of Seller;
(c)   any prepaid expenses, credits, accounts receivable, refunds, rights of set off, rights of recoupment, deposits and other amounts or receivables arising from or relating to the ownership of the Purchased Assets prior to the Closing;
(d)   all rights to any Actions of any nature available to or being pursued by Seller or any Seller Affiliate to the extent arising from or relating to the ownership of any of the Purchased Assets identified herein prior to the Closing, whether arising by way of counterclaim or otherwise, including, without limitation, any cause of action, judgment, award, recovery, proceeds or other amounts received or recovered with respect to the Designated Litigation

(e)   all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent arising from or relating to the ownership of any of the Purchased Assets identified herein prior to the Closing;
(f)   all insurance benefits, including rights and proceeds, arising from or relating to ownership of the Purchased Assets prior to the Closing;
(g)   any equity interest in Seller or any of its Subsidiaries (including, for the avoidance of doubt, The Chosen Texas, LLC);
(h)   all right, title and interest in and to the Intellectual Property and any and all other tangible and intangible property and rights with respect to projects currently entitled [***] and “Jonathan and Jesus”;
(i)   all tangible or physical assets (including, without limitation, props, sets, wardrobe, equipment, etc.) whether now in existence or hereafter created, in connection with the production of the Chosen Series;
(j)   all computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, owned or licensed by Seller and/or an Affiliate of Seller, including, without limitation, software licensed and or owned by Seller and/ or an Affiliate of Seller in connection with the development, production and/or post-production of audiovisual productions and/or otherwise used in connection with the operations or management of Seller (“Software”);
(k)   any Contracts;
(l)   those certain license agreements (x) set forth on Section 2.02(l) of the Disclosure Schedules, and (y) to which Angel Studios, Inc. or any Affiliate thereof is a party as of the date hereof;
(m)   any Tax Return of Seller or any Seller Affiliate;
(n)   all current and future saleable items of merchandise of every type and description;
(o)   the assets set forth on Section 2.02 of the Disclosure Schedules; and
(p)   any consumer good or product existing only in a digital or electronic form and which is transferred electronically or any similar digital asset under applicable state law, including, without limitation, any e-books, movies streamed over the internet, phone ringtones, podcasts, electronic music, sound and video files, web URLs, digital images or photographs, digital tickets/tokens, audiobooks, digital fonts/logos/graphics, digital code on a blockchain comprised of unique identification codes and metadata that distinguish them from one another, and other digital goods of a similar nature (excluding, for the avoidance of doubt, any rights that may be associated therewith).
Section 2.03   Reserved.
Section 2.04   Excluded Liabilities.   Notwithstanding any provision in this Agreement to the contrary, Buyer shall not, pursuant to this Agreement, assume and shall not, pursuant to this Agreement, be responsible to pay, perform or discharge any Liabilities of any kind or nature whatsoever of Seller or any Seller Affiliate (collectively, such Liabilities are “Excluded Liabilities”) from Seller or any Seller Affiliate.
Section 2.05   Purchase Price.
(a)   As a material inducement to Seller to sell, assign, transfer, convey and deliver the Purchased Assets to Buyer, Buyer (i) shall pay the Purchase Price (as defined below) and perform its obligations under this Agreement and (ii) shall enter into, and pay the amounts and grant to Seller or the applicable Seller Affiliate the rights set forth in, each of the Production Services and Funding Agreement and the Distribution License Agreement. The purchase price (the “Purchase Price”) for the purchase and sale of the Purchased Assets as contemplated by Article II shall be an amount equal to: (A) the amount of the TCI Bridge Loan Debt, plus (B) the difference resulting from the amount of the TCI Initial Debt less the CAS Non-Profit Interests Balance (the “TCI Initial Debt Balance” and, together with the amount of the TCI Bridge Loan Debt, the “Initial Purchase Price”), plus (C) the Milestone Payments, to the extent earned pursuant to Section 2.06 and as may be adjusted pursuant to Section 2.06(d).
(b)   No portion of the Initial Purchase Price shall be payable in cash. Rather, at Closing:
(i)   the TCI Bridge Note shall be cancelled in full and the indebtedness represented thereby deemed extinguished, thereby satisfying the portion of the Initial Purchase Price in the amount of the TCI Bridge Loan Debt; and
(ii)   that portion of the TCI Initial Debt represented by the TCI Initial Debt Balance shall be cancelled and the TCI Initial Debt represented thereby deemed extinguished, thereby satisfying the portion of the Initial Purchase Price in the amount of the TCI Initial Debt Balance.
(c)   Further, at Closing, the remaining portion of the TCI Initial Debt, in the amount of the CAS Non-Profit Interests Balance, shall be cancelled and the remaining TCI Initial Debt represented thereby deemed extinguished, thereby satisfying Buyer’s obligation to deliver the CAS Non-Profit Interest Balance pursuant to the Funding Agreement, as modified by the Mutual Consent Under Funding Agreement.
(d)   For the avoidance of doubt, at Closing, automatically and without any further action of the parties hereto, (i) Seller shall be deemed to have satisfied the payment of and shall be forever discharged from its obligation to pay the TCI Initial Debt pursuant to the TCI Initial Loan, and (ii) Buyer shall be deemed to have satisfied the payment of and shall be forever discharged from its obligation to pay the CAS Non-Profit Interests Balance pursuant to the Funding Agreement, as modified by the Mutual Consent Under Funding Agreement.
(e)   After Closing, the Milestone Payments, if any, shall be paid in accordance with Section 2.06.
(f)   Buyer and Seller shall review in good faith the Purchase Price and other terms and implementation details of this Agreement with the objectives of ensuring that such terms and structure (A) avoid excise taxes to TCI on excess benefit transactions under Section 4958 of the Code and the regulations thereunder, (B) avoid providing an impermissible “private benefit” or “private inurement” to TCI by CAS as an organization exempt from federal income tax under Section 501(c)(3) of the Code, and (C) to the extent reasonably possible, comply, with an arm’s-length standard principles under Section 482 of the Code and the regulations thereunder (collectively, the “Tax Objectives”). If mutually agreed, CAS and TCI or their representatives shall, individually, and if appropriate jointly, engage, or continue their engagements with, qualified independent third-party experts to assist in such review. CAS and TCI shall cooperate in good faith in providing all necessary information and documentation to facilitate such review and work in good faith to agree to any modifications to the Transaction Agreements to achieve the Tax Objectives. The Parties may in their mutual good faith discretion agree to further adjustments, refinements and changes to the Purchase Price and other terms of this Agreement based upon third party fair market value appraisals, provided that such adjustments shall be made no later than December 31, 2024.
Section 2.06   Milestone Payments.
(a)   Certain Definitions.   For the purposes of this Section 2.06, the following terms shall have the meanings set forth below:
(i)   “Completion and Delivery” means, with respect to a Season of the Chosen Series, Delivery (as such term is defined in the Production Services and Funding Agreement) thereof in accordance with the terms set forth in the Production Services and Funding Agreement; and
(ii)   “Season” means an eight (8)-episode season of the Chosen Series, each episode being approximately forty-five (45) minutes to one hour in length; provided, however, any Season may include “supersized” episodes” or feature-length episodes or otherwise vary as may be agreed pursuant to the Production Services and Funding Agreement.
(b)   Conditional Payment Obligations.   As additional consideration for the delivery by Seller of the Purchased Assets, Buyer shall pay to Seller the following additional amounts (each, a “Milestone Payment”) upon the achievement of following events (each, a “Milestone”):

(i)   Twenty-One Million Two Hundred Fifty Thousand Dollars ($21,250,000) upon Completion and Delivery of the fifth Season of the Chosen Series;
(ii)   Twenty-One Million Two Hundred Fifty Thousand Dollars ($21,250,000) upon Completion and Delivery of the sixth Season of the Chosen Series; and
(iii)   Forty-Two Million Five Hundred Thousand Dollars ($42,500,000) upon Completion and Delivery of the seventh Season of the Chosen Series.
(c)   Notification by Seller and Payment by Buyer.   Within thirty (30) days following the realization of a Milestone, Buyer shall pay or cause to be paid the corresponding Milestone Payment in cash by wire transfer of immediately available funds to a bank account designated in writing by Seller to Buyer. Seller acknowledges that there is no assurance that Seller will receive any Milestone Payment and Buyer has not promised any Milestone Payment, in each case, solely in the event that a Milestone has not been achieved.
(d)   Right of Set-off.   Buyer shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 2.06: (i) the amount of any Losses to which any Buyer Indemnified Party is entitled under Article VIII of this Agreement, and (ii) the amount of any of Seller’s indemnity obligations to which any Buyer Indemnified Party is entitled under either of the Production Services and Funding Agreement or the Distribution License Agreement.
Section 2.07   Allocation of Purchase Price.   Seller and Buyer agree that the Initial Purchase Price and Milestone Payments, if any, shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as determined in accordance with this Section 2.07 (the “Agreed Allocation”). Buyer and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Agreed Allocation except as otherwise required by a “determination” within the meaning of Section 1313 of the Code. The Agreed Allocation will be subsequently adjusted, as necessary, to take into account any incremental payments or other amounts treated as consideration for U.S. federal income tax purposes (including Milestone Payments). Seller shall prepare and deliver to Buyer for its review an allocation (the “Proposed Allocation”) of amounts treated as consideration for U.S. federal income tax purposes and applicable state and local, income tax purposes. Buyer shall be entitled to review and comment on such Proposed Allocation and shall provide Seller with comments within 30 days after Buyer’s receipt of the Proposed Allocation from Seller, or else the Proposed Allocation shall be applied as an update to the Allocation Schedule. In the event that Seller and Buyer are unable to agree on any of Buyer’s comments to the Proposed Allocation within 10 days (or such longer period as Seller and Buyer may agree) after Buyer has delivered its comments, Buyer and Seller shall refer such dispute to an impartial reputable firm of certified public accountants mutually agreed by Seller and Buyer (the “Accounting Firm”) for final determination, the costs of which shall be borne equally by Buyer and Seller. The decision of the Accounting Firm shall be final, conclusive and binding upon the parties. All agreed comments of Buyer, if any, and all determinations by the Accounting Firm, if any, shall be reflected in preparing the updated Agreed Allocation.
Section 2.08   Withholding Tax.   Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder. In the event Buyer determines that it is required to deduct or withhold any amount from any payment to Seller for hereunder, Buyer will provide at least three (3) Business Days’ prior written notice thereof to the Seller, including a reasonably detailed explanation therefor, and shall reasonably cooperate with the Seller and provide Seller with a reasonable opportunity to deliver any forms or other documentation or take any other steps to avoid such deduction or withholding in accordance with applicable Law.
Section 2.09   Wrong Pockets.
(a)   If, after the Closing, either Buyer or Seller identifies an asset, right or property owned by Seller or any Seller Affiliate that is a Purchased Asset and that should have been, but was not previously, transferred by Seller or the applicable Seller Affiliate to Buyer pursuant to this Article II, then (x) if such asset, right or property is owned by Seller, Seller hereby assigns and transfers such asset, right or property to Buyer, and (y) if a Seller Affiliate owns such asset, right or property, then Seller shall, and shall cause any applicable Seller Affiliate to, promptly assign and transfer such asset, right or property to Buyer, in each case under the foregoing clauses (x) and (y), for no additional consideration other than as previously paid under this Agreement; without limiting the generality of the foregoing, Seller shall, or shall cause any applicable Seller Affiliate to, execute, acknowledge and deliver all reasonable further documents in order to effectuate such transfer.
(b)   If, after the Closing, either Buyer or Seller identifies an asset, right or property owned by Buyer or any Buyer Affiliate that is an Excluded Asset and that should have been retained by Seller or a Seller Affiliate pursuant to this Article II, but was transferred by Seller or the applicable Seller Affiliate to Buyer, then (x) if such asset, right or property is owned by Buyer, Buyer hereby assigns and transfers such asset, right or property to Seller, and (y) if a Buyer Affiliate owns such asset, right or property, then Buyer shall, and shall cause any applicable Buyer Affiliate to, promptly assign and transfer such asset, right or property to Seller or the applicable Seller Affiliate, in each case under the foregoing clauses (x) and (y), for no additional consideration other than as previously set forth in this Agreement; without limiting the generality of the foregoing, Buyer shall, or shall cause any applicable Buyer Affiliate to, execute, acknowledge and deliver all reasonable further documents in order to effectuate such transfer.
(c)   If, after the Closing, either Seller or any Seller Affiliate, on the one hand, or Buyer or any Affiliate of Buyer, on the other hand, receives or collects any monies due to Buyer or Seller, as applicable, in respect of the Purchased Assets, then Seller shall, or shall cause the applicable Seller Affiliate to, or Buyer shall, or shall cause the applicable Affiliate of Buyer, in either case as applicable, promptly, and in any event within two (2) Business Days, remit or deliver such monies to Buyer or Seller, as applicable, for no additional consideration other than as previously paid under this Agreement. Prior to any such remission or delivery, Seller shall, or shall cause the applicable Seller Affiliate to, or Buyer shall, or shall cause any applicable Affiliate of Buyer to, in either case as applicable, hold such monies in trust for Buyer or Seller, as applicable.
(d)   If, after the Closing, either Buyer or Seller identifies any Liability that is an Excluded Liability that should not have been, but was previously, transferred to or assumed by Buyer, then Buyer shall promptly transfer and assign to Seller, and Seller shall promptly accept and assume, such Liability for no additional consideration other than as previously paid under this Agreement. Such determination of Buyer or Seller, as applicable, shall be made no later than December 31, 2024.
Section 2.10   IPAA.
(a)   Buyer and Seller each acknowledge and agree that it was their mutual intent under the IPAA that Seller sell, assign, transfer, convey and deliver to Buyer, and that Buyer purchase, receive and accept from Seller, all of Seller’s right, title, and interest in, to, and under all of the IPAA Property Assets, whether in existence as of or created after the date of the IPAA. Further, Buyer and Seller wish to affirm their mutual understanding and agreement that neither [***] nor “Jonathan and Jesus” are, and neither has ever been, a “Program” under the IPAA and neither such series constitutes IPAA Property. As of the date hereof, except as disclosed on Section 2.10 of the Disclosure Schedules (the “Additional IPAA Property”) Seller has not identified nor been made aware of any IPAA Property Asset that should have been, but was not previously, transferred by Seller or the applicable Seller Affiliate to Buyer pursuant to the IPAA.
(b)   Buyer and Seller agree and acknowledge that all Additional IPAA Property belongs to Buyer pursuant to the terms of the IPAA. To the extent any Additional IPAA Property appears to be owned of record (pursuant to any Contract, recordation, registration, or otherwise) by Seller, Seller hereby assigns and transfers such Additional IPAA Property to Buyer, and, to the extent any Additional IPAA Property appears to be owned of record (pursuant to any Contract, recordation, registration, or otherwise) by a Seller Affiliate or third party, as a condition to the consummation of the transactions contemplated hereby, Seller shall, and shall cause such Seller Affiliate or third party to, promptly assign and transfer such Additional IPAA Property to Buyer, in each case, for no additional consideration other than was previously paid under the IPAA. Without limiting the generality of the foregoing, Seller shall, or shall cause any applicable Seller Affiliate or third party to, execute, acknowledge and deliver all reasonable further documents in order to effectuate such transfer. Further, after Closing, if requested by Buyer in connection with any Additional IPAA Property identified on Section 2.10 of the Disclosure Schedules or any further Additional IPAA Property identified or created by or on behalf of Seller or any Seller Affiliate or any third party after Closing, Seller shall, and shall cause any applicable Seller Affiliate or third party to, take all action, execute all documentation, and make all filings, notifications and recordations, as applicable, required to ensure that Buyer is the sole and exclusive legal and beneficial, and as applicable, record, owner of all right, title and interest in and to the IPAA Property and any Additional IPAA Property.
(c)   If, after the Closing, either Seller or any of Seller Affiliate receives or collects any monies due to Buyer in respect of the exploitation of any IPAA Property Assets or any Additional IPAA Property (excluding amounts received or payable pursuant to the Distribution License Agreement and/or the Production Services and Funding Agreement and excluding any Excluded Assets), then Seller shall, or shall cause the applicable Seller Affiliate to, promptly, and in any event within two (2) Business Days, remit or deliver such monies to Buyer for no additional consideration other than as previously paid under this Agreement. Prior to any such remission or delivery, Seller shall, or shall cause the applicable Seller Affiliate to, hold such monies in trust for Buyer.
Section 2.11   Third Party Consents.   To the extent that Seller’s rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Buyer and Seller shall use their reasonable best efforts to obtain any such required consent(s) as promptly as possible; provided, that all costs and expenses relating to taking all actions necessary to obtain or cause to be obtained, and all third party consents that may be or become necessary in connection with the transactions contemplated by this Agreement and the Ancillary Documents shall be borne, on the one hand, fifty percent (50%) by Seller and, on the other hand, fifty percent (50%) by Buyer; provided, that each party shall bear its own costs and expenses with respect to any consents, clearances, expirations or terminations of a waiting period, authorizations, orders and approvals of, or exemptions by, all Governmental Authorities (which actions shall include furnishing all information required under the HSR Act or any other applicable Competition Laws). If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.10 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(d) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.
ARTICLE III
CLOSING
Section 3.01   Closing.   Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by electronic exchange of documents and signatures, at 10:00 a.m., Eastern Time, on the second Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”.
Section 3.02   Closing Deliverables.
(a)   At the Closing, Seller shall deliver to Buyer the following:
(i)   evidence, in form and substance satisfactory to Seller, of the cancellation of the TCI Bridge Loan Debt and the TCI Initial Debt;
(ii)   the Distribution License Agreement, duly executed by each party thereto other than Buyer, and each ancillary document to be delivered pursuant thereto, duly executed by each of the parties thereto other than Buyer or its Affiliates;

(iii)   such instruments of transfer as may be reasonably requested by Buyer in connection with the Purchased Assets, in form and substance reasonably satisfactory to Buyer and Seller (the “Purchased Assets Transfer Instruments”);
(iv)   the Mutual Consent Under Funding Agreement, duly executed by Seller;
(v)   a properly executed IRS Form W-9 of Seller;
(vi)   the Production Services and Funding Agreement, duly executed by each party thereto other than Buyer, and each ancillary document to be delivered pursuant thereto, duly executed by each of the parties thereto other than Buyer;
(vii)   each Security Document, duly executed by the parties thereto;
(viii)   evidence, in form and substance satisfactory to Buyer, of the termination of the security documents, the release of the Encumbrances, and the making of the respective filings with Government Authorities evidencing the foregoing, set forth on Section 3.02(a)(viii) of the Disclosure Schedules;
(ix)   the Trademark Transfer Agreement, duly executed by Seller;
(x)   the Seller Closing Certificate;
(xi)   the certificates of the Secretary or Assistant Secretary of Seller required by Section 7.02(k) and Section 7.02(l);
(xii)   such other customary instruments of transfer, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and
(xiii)   the side letters and other agreements set forth on Section 3.02(a)(xiii) of the Disclosure Schedules or otherwise reasonably requested by Buyer.
(b)   At the Closing, Buyer shall deliver to Seller the following:
(i)   the Mutual Consent Under Funding Agreement, duly executed by Buyer;
(ii)   the Distribution License Agreement, duly executed by Buyer, and each ancillary document required to be delivered at the Closing pursuant thereto to which Buyer is a party, duly executed by Buyer;
(iii)   the Purchased Assets Transfer Instruments to which Buyer is a party, duly executed by Buyer;
(iv)   the Production Services and Funding Agreement, duly executed by Buyer, and each ancillary document to be delivered at the Closing pursuant thereto to which Buyer is a party, duly executed by Buyer;
(v)   each Security Document to which Buyer is a Party, duly executed by Buyer;
(vi)   the Trademark Transfer Agreement, duly executed by Buyer;
(vii)   the Buyer Closing Certificate;
(viii)   a properly executed IRS Form W-9 of Buyer;
(ix)   the certificates of the Secretary or Assistant Secretary of Buyer required by Section 7.03(f) and Section 7.03(g); and
(x)   such other customary instruments of transfer, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.
At Closing, the Buyer may also submit for filing or recording, as applicable, any UCC-1 financing statements or record any other agreements or instruments in the appropriate registry required to perfect the Buyer’s lien in the collateral granted under the Security Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof.
Section 4.01   Organization and Qualification of Seller.
(a)   Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.
(b)   Each Seller Affiliate is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of its formation and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted to the extent conducted by it. Each Seller Affiliate is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets owned by such Seller Affiliate or the operation of the Business as currently conducted by such Seller Affiliate makes such licensing or qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.
(c)   Other than as set forth on Section 4.01(c) of the Disclosure Schedules, Seller does not own, or have any capital stock or other equity, ownership or profit sharing interests in any other Person, or the right or obligation to acquire any capital stock or other equity, ownership or profit sharing interests in any other Person.
Section 4.02   Authority of Seller.
(a)   Seller has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Seller is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Board of Directors of Seller has recommended to the stockholders of Seller that they vote in favor of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is or will be a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by the availability of equitable remedies. When each Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by the availability of equitable remedies.
(b)   Each Seller Affiliate has full limited liability power and authority to enter into the Ancillary Documents to which it is or will be a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each Seller Affiliate of any Ancillary Document to which it is or will be a party, the performance by such Seller Affiliate of its obligations thereunder, and the consummation by such Seller Affiliate of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action on the part of such Seller Affiliate. When each Ancillary Document to which any Seller Affiliate is or will be a party has been duly executed and delivered by such Seller Affiliate (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of such Seller Affiliate enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by the availability of equitable remedies.
Section 4.03   No Conflicts; Consents.
(a)   Except as set forth on Section 4.03(a) of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller; (ii) other than compliance with any applicable requirements of each of the HSR Act and Section 14(c) of the Exchange Act, conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business, or the Purchased Assets; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract or Permit to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject; (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets, or (v) require any consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority with respect to Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Documents to which Seller is or will be a party and the consummation of the transactions contemplated hereby or thereby, except, in the cases of clauses (ii) and (v), for such conflicts, violations or breaches that would not have, or such consents, approvals, Permits, Governmental Orders, declarations or filings, notices or other actions the failure of which to obtain or make would not have, a Material Adverse Effect.
(b)   Except as set forth on Section 4.03(b) of the Disclosure Schedules, the execution, delivery and performance by each Seller Affiliate of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, limited liability company agreement or other organizational documents of such Seller Affiliate; (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller Affiliate, the Business or the Purchased Assets; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract or Permit to which such Seller Affiliate is a party or by which such Seller Affiliate or the Business is bound or to which any of the Purchased Assets are subject; (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets; or (v) require any consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority with respect to any Seller Affiliate in connection with the execution and delivery of this Agreement or any of the Ancillary Documents to which such Seller Affiliate is or will be a party and the consummation of the transactions contemplated hereby or thereby, except, in the cases of clauses (ii), (iii) (except with respect to the Purchased Assets) and (v), for such conflicts, violations or breaches that would not have, or such consents, approvals, Permits, Governmental Orders, declarations or filings, notices or other actions the failure of which to obtain or make would not have, a Material Adverse Effect.
Section 4.04   Financial Statements; Stout and Lincoln Information.
(a)   Complete copies of the audited, consolidated financial statements consisting of the consolidated balance sheet of Seller as at December 31 in each of the years 2023, 2022, and 2021 and the related consolidated statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”) are included in Section 4.04(a) of the

Disclosure Schedules. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Audited Financial Statements are based on the books and records of the Business, and fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The consolidated balance sheet of Seller as of December 31, 2023, is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. Seller maintains a standard system of accounting for the Business established and administered in accordance with GAAP.
(b)   All financial information and data concerning the Business or any part thereof (excluding, for the avoidance of doubt, any assumptions, projections, estimates and forward-looking statements) provided by Seller to Stout Risius Ross, LLC (“Stout”), in connection with the preparation by Stout of one or more valuation reports for Buyer in connection with the transactions contemplated hereby (including, without limitation, the preparation by Stout of projections relating to the Business forming the bases for Stout’s conclusions in such valuation reports), or to Lincoln Partners Advisors LLC (“Lincoln”), in connection with the preparation by Lincoln of a fairness opinion for Buyer in connection with the transactions contemplated hereby, have been, to the knowledge of Seller, true, accurate, and complete in all material respects. All management assumptions concerning the Business or any part thereof provided by Seller to Stout or Lincoln in connection with the preparation by either of them of reports or opinions, as applicable, for Buyer in connection with the transactions contemplated hereby (including, without limitation, the preparation by Stout of projections relating to the Business forming the bases for Stout’s conclusions in such valuation reports) have been prepared in good faith by the Seller’s management based on its then-current views and assumptions as of the date of this Agreement.
Section 4.05   Undisclosed Liabilities.   Except as set forth on Section 4.05 of the Disclosure Schedules, Seller has no Liabilities with respect to the Business required to be set forth on a Balance Sheet prepared in accordance with GAAP, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and (c) those which are not, individually or in the aggregate, material in amount.
Section 4.06   Absence of Certain Changes.   Since the Balance Sheet Date, the Business has been conducted in the ordinary course of business consistent with past practice, and there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.07   Material Contracts.
(a)   Section 4.07(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller or any Seller Affiliate is a party or by which any of them is bound in connection with the Business or the Purchased Assets (such Contracts, together with all Intellectual Property Agreements set forth in Section 4.09(b) of the Disclosure Schedules, being “Material Contracts”):
(i)   all Contracts pursuant to which Seller or any Seller Affiliate exploits the Commercial Rights, including, without limitation, any sub-license agreements, sub-distribution agreements, production services agreements, agreements with actors involved in any Program, Contracts providing for financing arrangements in respect of any Program, or other agreements; and
(ii)   all Contracts pursuant to which Seller or any Seller Affiliate partners with one or more counterparties to market, source, curate and/or distribute any Program through (A) existing or emerging digital home entertainment platforms, (B) physical media, (C) linear television, (D) theatrical distribution, (E) books, and/or (F) merchandise;
(iii)   all Contracts between Seller or any Seller Affiliate and any customer who provided ten percent (10%) or more of Seller’s accounts receivable or annual revenues during either of the two fiscal years ended December 31, 2023 or December 31, 2022, based on the applicable Audited Financial Statements;

(iv)   all Contracts between Seller or any Seller Affiliate, on the one hand, and the Key Man, on the other hand, if such Contract is material to the Business;
(v)   all Contracts between or among Seller or any Seller Affiliate and any guild, union or collective bargaining organization (including, without limitation, the Screen Actors Guild-American Federation of Television and Radio Artists is an American, the Directors Guild of America, the Writers Guild of America, the Producers Guild of America, the International Alliance of Theatrical Stage Employees, or any music performance or publishing guild (each, a “Guild”)) with respect to the production or distribution of any Program;
(vi)   the License Agreement, the Funding Agreement, and each other existing Contract between Seller or any of Seller Affiliate and Buyer; and
(vii)   all other Contracts that are material to the Purchased Assets and not previously disclosed pursuant to this Section 4.07.
(b)   Each Material Contract is in full force and effect and is a valid and binding agreement enforceable against Seller or the applicable Seller Affiliate and, to Seller’s Knowledge, the other party or parties thereto, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by the availability of equitable remedies. None of Seller or any Seller Affiliate or, to Seller’s Knowledge, any other party thereto is in material breach of or default under (or is alleged to be in material breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. To Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or, to Seller’s Knowledge, threatened under any Contract included in the Purchased Assets.
Section 4.08   Title to Purchased Assets; Title to Commercial Rights and Purchased Assets.
(a)   Seller or the applicable Seller Affiliate (as specified on Section 4.08(a) of the Disclosure Schedules with respect to each of the Purchased Assets) has good and valid title to all of the Purchased Assets which it licenses from Buyer on an exclusive basis. All such Purchased Assets are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):
(i)   those items set forth in Section 4.08(a)(i) of the Disclosure Schedules;
(ii)   liens for Taxes not yet due and payable; and
(iii)   mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets.
None of Seller’s rights, title, privileges or remedies under the License Agreement are subject to any Encumbrances other than Permitted Encumbrances.
(b)   As of the Closing Date, Seller has taken all action, executed all documentation, and made all filings, notifications and recordations, as applicable, required to ensure that Buyer is the sole and exclusive legal and beneficial, and as applicable, record, owner of all right, title and interest in and to the IPAA Property Assets, IPAA Property Assets, and Additional IPAA Property. Except as may pertain to Trademark applications which Buyer has failed to maintain and which are, as of the date hereof, deemed abandoned, Seller is not aware of any facts or circumstances that could reasonably be expected to give rise to any Action (including any opposition, cancellation, revocation, review, or other proceeding) challenging the validity, enforceability, registrability, patentability, or ownership of Buyer in any IPAA Property Assets, IPAA Property Assets, and Additional IPAA Property.
Section 4.09   Intellectual Property.
(a)   Reserved.

(b)   Section 4.09(b) of the Disclosure Schedules contains a correct, current and complete list of all Intellectual Property Agreements, specifying for each the date, title, and parties thereto, and separately identifying the Intellectual Property Agreements: (i) under which Seller or any Seller Affiliate is a licensor or otherwise grants to any Person any right or interest relating to any IPAA Property Asset; (ii) under which Seller or any Seller Affiliate is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Seller’s or any Seller Affiliate’s ownership or use of any Intellectual Property in the conduct of the Business as currently conducted or proposed to be conducted. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect. To Seller’s Knowledge, neither Seller nor any Seller Affiliate, nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Intellectual Property Agreement.
(c)   To Seller’s Knowledge, neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, the Buyer’s right to own or use any IPAA Property Assets or Licensed Intellectual Property in the conduct of the Business as currently conducted and as proposed to be conducted.
(d)   Reserved.
(e)   The conduct of the Business as currently and formerly conducted and as proposed to be conducted, including the use of the IPAA Property Assets and Licensed Intellectual Property in connection therewith, and the products, processes, and services of the Business to Seller’s Knowledge have not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated any IPAA Property Assets or Licensed Intellectual Property.
(f)   There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation of the Intellectual Property of any Person by Seller in the conduct of the Business; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any IPAA Property Assets or Licensed Intellectual Property; or (iii) by Seller or any other Person alleging any infringement, misappropriation, or other violation by any Person of any IPAA Property Assets. Seller is not aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. Seller is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any IPAA Property Assets or Licensed Intellectual Property.
(g)   Section 4.09(g) of the Seller Disclosure Schedules contains a correct, current, and complete list of all handles used by Seller or a Seller Affiliate in connection with the Programs (the “Social Media Handles”). The Seller and each Seller Affiliate has complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of the Social Media Handles (collectively, “Social Media Platform Agreements”). There are no Actions settled, pending, or threatened alleging (i) any breach or other violation of any Social Media Platform Agreement by Seller or any Seller Affiliate; or (ii) defamation, any violation of publicity rights of any Person, or any other violation by Seller or any Seller Affiliate in connection with its use of social media in the conduct of the Business.
(h)   Seller and each Seller Affiliate has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Business. In the past two (2) years, to Seller’s Knowledge, neither Seller nor any Seller Affiliate has (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any written notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning Seller’s or any Seller Affiliate’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, in each case in connection with the conduct of the Business, and to Seller’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Action.
Section 4.10   Legal Proceedings; Governmental Orders.
(a)   Except as set forth in Section 4.10(a) of the Disclosure Schedules, there are no Actions pending or, to Seller’s Knowledge, threatened against or by Seller or any Seller Affiliate (i) relating to or affecting the Business or the Purchased Assets; or (ii) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred, or circumstances exist, that may give rise to, or serve as a basis for, any such Action.
(b)   Except as set forth in Section 4.10(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets.
Section 4.11   Compliance with Laws; Permits.
(a)   Each of Seller and each Seller Affiliate has complied since January 1, 2021, and is now in compliance, in each case, in all material respects with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.
(b)   All Permits required for Seller or any Seller Affiliate to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller or the applicable Seller Affiliate and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. To Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Permit.
Section 4.12   Solvency; Effect of Transactions.
(a)   Immediately after giving effect to the transactions contemplated hereby, Seller shall be able to pay its debts and obligations generally as they become due. No insolvency or receivership proceedings of any nature are now pending or threatened in writing by or against Seller. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller and its Subsidiaries.
(b)   To Seller’s Knowledge, Seller believes in good faith as of the date hereof that the consummation of the transactions contemplated by this Agreement, the Distribution and License Services Agreement and the Production Services and Funding Agreement shall enable Seller to satisfy its financial obligations to all persons as they come due during the three-year period following the Closing Date.
Section 4.13   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller or any Seller Affiliate.
Section 4.14   SEC Filings.   Since January 1, 2021, Seller has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the reporting requirements of the Exchange Act (such items, including exhibits thereto and documents incorporated by reference therein collectively, the “SEC Documents”). As of their respective filing dates, each SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, and none of the SEC Documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by subsequently-filed SEC Documents.

Section 4.15   No Other Representations or Warranties.   EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS ARTICLE 4, SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, REGARDING SELLER, THE BUSINESS OR ANY OF THE PURCHASED ASSETS, OR ANY OTHER MATTERS. SELLER EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof.
Section 5.01   Organization of Buyer.   Buyer is a nonprofit corporation duly organized, validly existing and in good standing under the Laws of the state of North Carolina and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Documents.
Section 5.02   Authority of Buyer.   Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is or will be a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by the availability of equitable remedies. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by the availability of equitable remedies.
Section 5.03   No Conflicts; Consents.   Except as set forth on Section 5.03 of the Disclosure Schedules, the execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or permit to which Buyer is a party, or (d) require any consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority, except, in the cause of clauses (b), (c) and (d), for such conflicts, violations or breaches that would not have, or such consents, approvals, Permits, Governmental Orders, declarations or filings, notices or other actions the failure of which to obtain or make would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Documents.
Section 5.04   Available Funds.   Buyer has, and will at all times have available to it, sufficient cash on hand to consummate the transactions contemplated by this Agreement and to pay all fees and expenses of Buyer related to the transactions contemplated by this Agreement.

Section 5.05   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer or any of Buyer’s Affiliates.
Section 5.06   Legal Proceedings.   Except as set forth on Section 5.03 of the Disclosure Schedules, there are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyer’s knowledge, no event has occurred, or circumstances exist, that may give rise to, or serve as a basis for, any such Action.
Section 5.07   No Reliance other than Express Representations and Warranties.   Except for the representations and warranties contained in this Agreement (as modified by the Disclosure Schedules), Buyer has, in connection with its decision to enter into this Agreement and to consummate the transactions contemplated hereby, not relied upon any other express or implied representation or warranty with respect to Seller, the Business, the Purchased Assets, or the transactions contemplated by this Agreement, whether made by Seller or any of its Affiliates, officers, directors, employees, agents or representatives, including without limitation, any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer or its Affiliates by any director, officer, employee, agent, consultant, or representative of Seller or Seller Affiliate). Buyer acknowledges and agrees that (i) in connection with its investigation of the Seller and the Purchased Assets, Buyer has received from or on behalf of Seller certain estimates, projections and other forecasts and plans, and (ii) there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that the Buyer shall have no claim against the Seller or any direct or indirect equity holder of Seller with respect thereto. Accordingly, except as expressly set forth herein, none of the Company, its Subsidiaries and Seller makes any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).
ARTICLE VI
COVENANTS
Section 6.01   Conduct of Business Prior to the Closing.   From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, except as required by applicable Law, otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations, and franchise and to preserve the Purchased Assets and the rights, franchises, goodwill and relationships of its employees (including, without limitation, the Key Man), customers, lenders, suppliers, regulators, sub-licensees, sub-distributees, production services providers, actors involved with any Program, financing sources for any Program, and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, except as required by applicable Law, otherwise provided in this Agreement or consented to in writing by Buyer, Seller shall:
(a)   maintain the properties, rights and assets included in the Purchased Assets and Additional IPAA Property in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;
(b)   defend and protect the properties, rights and assets included in the Purchased Assets from infringement or usurpation;
(c)   perform in all material respects its obligations under the Material Contracts, and not amend or terminate in any material respect that is adverse to Buyer any Material Contract that relates to a Purchased Asset, except as expressly contemplated by this Agreement or any Ancillary Document;

(d)   not take any action that would reasonably be expected to adversely affect Seller’s relationship with the Key Man;
(e)   maintain the books and records relating to the Purchased Assets in accordance with past practice in all material respects;
(f)   comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets; and
(g)   timely comply in all material respects with the information reporting obligations applicable to Seller pursuant to U.S. federal securities laws; and
(h)   not take or permit any action that would cause Seller to breach any of its obligations under the foregoing subclauses (a) – (g).
Section 6.02   Access to Information.   From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller shall (a) upon reasonable advance notice during normal business hours, afford Buyer and its Representatives access to and the right to inspect all of the properties, assets, premises, books and records, Contracts and other documents and data related to the Purchased Assets; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Purchased Assets as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Purchased Assets. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the use of the Purchased Assets, the conduct of the Business or any other businesses of Seller. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information if such disclosure would be reasonably likely to jeopardize any attorney-client or other legal privilege, contravene any applicable Laws or Contracts entered into prior to the date hereof, including data privacy or protection Laws applicable to employee personal information; provided, however, that the parties shall cooperate in good faith to provide substantially the information the other parties request in such a manner as to not waive any attorney client or other legal privilege or contravene applicable Laws or Contracts.
Section 6.03   No Solicitation of Other Bids.
(a)   No Solicitation.   From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller shall not, and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal (each, a “Seller Acquisition Agreement”). Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Purchased Assets.
(b)   Permitted Conduct Related to Certain Acquisition Proposals.   Notwithstanding Section 6.03(a), prior to the Closing Date, the Seller Board may, subject to Section 6.03(c) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited written Acquisition Proposal that the Seller Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal; provided, that: (i) none of the Seller nor any of its Subsidiaries nor any of their respective Representatives shall have violated any of the provisions of this Section 6.03, and (ii) the Seller Board first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the Seller Board’s fiduciary duties under applicable Law.

(c)   Notification to Buyer.   The Seller Board shall not take any of the actions referred to in Section 6.03(b) unless Seller shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action. Seller shall notify Buyer promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by Seller (or any of its Representatives) of any Acquisition Proposal, any inquiry that could reasonably be expected to lead to an Acquisition Proposal, any request for non-public information relating to Seller or any of its Subsidiaries or for access to the business, properties, assets, books, or records of Seller or any of its Subsidiaries by any third party in connection with an Acquisition Proposal. In such notice, Seller shall identify the third party making, and details of the material terms and conditions of, any such Acquisition Proposal, indication or request, including any proposed financing. Seller shall keep Buyer fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Seller shall provide Buyer with at least 48 hours’ prior notice of any meeting of the Seller Board (or such lesser notice as is provided to the members of the Seller Board) at which the Seller Board is reasonably expected to consider any Acquisition Proposal. Seller shall promptly provide Buyer with a list of any non-public information concerning Seller’s and any of its Subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party in connection with an Acquisition Proposal, and, to the extent such information has not been previously provided to Buyer, copies of such information.
(d)   Permitted Conduct Related to a Superior Proposal.   Except as expressly permitted by this Section 6.03(d), neither the Seller Board nor any committee thereof shall effect an Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Seller Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the Closing Date, the Seller Board may: (i) effect an Adverse Recommendation Change with respect to a Superior Proposal or (ii) terminate this agreement pursuant to Section 9.01(c)(iii) in order to enter into a Seller Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a breach of this Section 6.03, if: (A) Seller promptly notifies Buyer, in writing, at least ten Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (i) or (ii) of this Section 6.03(d), of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that Seller has received an Acquisition Proposal that the Seller Board intends to declare is a Superior Proposal and that the Seller Board intends to take the action described in clauses (i) or (ii) of this Section 6.03(d); (B) Seller specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Acquisition Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal; (C) Seller and its Representatives during the Superior Proposal Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least five Business Days remains in the Superior Proposal Notice Period subsequent to the time Seller notifies Buyer of any such material revision (it being understood that there may be multiple extensions)); and (D) the Seller Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Buyer during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would be inconsistent with the Seller Board’s fiduciary duties under applicable Law.
Section 6.04   Notice of Certain Events.
(a)   From the date hereof until the Closing, each of Seller and Buyer shall promptly notify the other party in writing of:
(i)   any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material

Adverse Effect (with respect to Seller) or a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby and by the Ancillary Documents (with respect to Buyer) or (B) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;
(ii)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(iii)   any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and
(iv)   any Actions commenced or, to Seller’s Knowledge or Buyer’s knowledge, as applicable, threatened against, relating to or involving or otherwise affecting the Business, the Purchased Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.10 or Section 5.06, as applicable, or that relates to the consummation of the transactions contemplated by this Agreement.
(b)   Either party’s receipt of information pursuant to this Section 6.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Buyer or Seller in this Agreement (including Section 8.02, Section 8.03, Section 9.01(b) and Section 9.01(c)) and shall not be deemed to amend or supplement the Disclosure Schedules.
Section 6.05   Governmental Approvals and Consents.
(a)   Subject to the terms and conditions hereof, Buyer and Seller shall, and shall cause their respective Affiliates to, use their reasonable best efforts to take all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective in the most expeditious manner possible the transactions contemplated by this Agreement, including (i) making, or causing to be made, all filings, notices, registrations and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) taking all actions necessary to obtain or cause to be obtained, all consents, clearances, expirations or terminations of a waiting period, authorizations, orders and approvals of, or exemptions by, all Governmental Authorities (which actions shall include furnishing all information required under the HSR Act or any other applicable Competition Laws or with respect to any other required approval) that may be or become necessary in connection with the transactions contemplated by this Agreement and the Ancillary Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, clearances, expirations or terminations of a waiting period, authorizations, orders, approvals and exemptions. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any of the foregoing.
(b)   Seller and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 and Section 5.03 of the Disclosure Schedules.
(c)   Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to:
(i)   respond to any inquiries by any Governmental Authority regarding any matter with respect to the transactions contemplated by this Agreement or any Ancillary Document;
(ii)   avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Ancillary Document; and
(iii)   in the event of any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Document has been issued, to have such Governmental Order vacated or lifted.
(d)   Prior to the Closing, to the extent not prohibited by applicable Law, Buyer and Seller shall each keep the other apprised of the status of matters relating to the completion the transactions contemplated by this Agreement and the Ancillary Documents, and shall work cooperatively in connection with obtaining all required consents, clearances, expirations or terminations of waiting periods, authorizations, Orders or approvals of, or any exemptions by, any Governmental Authority. In that regard, to the extent not prohibited by applicable Law, all analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of Buyer or Seller before any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or Buyer with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. To the extent not prohibited by applicable Law, all correspondence from any Governmental Authority or the staff or regulators of any Governmental Authority shall be disclosed to Buyer or Seller shall be promptly disclosed to the other party. To the extent not prohibited by applicable Law, each of Buyer and Seller shall promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party of) any communication from any Governmental Authority regarding the transactions contemplated by this Agreement and the Ancillary Documents, and permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written or oral communication or submission with or to any such Governmental Authority. If either of Buyer or Seller or any Representative of such party receives a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement or the Ancillary Documents, then such party shall make, or cause to be made, promptly and after consultation with the other party, an appropriate response in compliance with such request. Neither Buyer nor Seller shall participate in any meeting with any Governmental Authority in connection with this Agreement or any Ancillary Document, or the transactions contemplated hereby or thereby, or with any other Person in connection with any Action by a private party relating to the HSR Act or any other applicable Competition Laws or any other required approvals in connection with this Agreement or any Ancillary Document, or the transactions contemplated hereby or thereby, or make oral submissions at meetings (whether in person or via video conference) or in telephone or other conversations, unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate thereat. Buyer and Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other party under this Agreement as “outside counsel/corporate in-house antitrust counsel only.” Such designated materials provided by Purchaser to Seller or by Seller to Purchaser, and the information contained therein, shall be given only to the outside legal counsel and corporate in-house antitrust counsel of the recipient and shall not be disclosed by such outside counsel and corporate in-house antitrust counsel to employees (other than corporate in-house antitrust counsel), officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Buyer or Seller, as the case may be) or its legal counsel; it being understood that materials provided pursuant to this Agreement may be redacted (i) to remove references concerning the valuation of Seller and its Affiliates, (ii) as necessary to comply with contractual arrangements or applicable Law and (iii) as necessary to address reasonable privilege concerns.
(e)   Buyer and Seller shall prepare and file or cause to be filed (i) any required notifications under the HSR Act as promptly as practicable, but in any event no later than ten (10) Business Days after the date of this Agreement, and (ii) any filings and/or notifications required in respect of any other required approvals as promptly as practicable. In the event that the parties hereto receive a request for additional information or documentary materials after an initial notification pursuant to the HSR Act or any other applicable Competition Laws, or a request for additional information from any Governmental Authority in connection with any other required approvals, the parties hereto shall use their respective best efforts to comply with such requests, as applicable, as promptly as possible and produce documents, data, responses to interrogatories, or other information on a rolling basis, and counsel for both Parties shall closely cooperate during the entirety of any such investigatory or review process.
(f)   Seller shall not enter into any transaction, or any contractual arrangement or other agreement, whether oral or written, to effect any transaction (including any merger or acquisition) that might reasonably be expected to make it more difficult, or to increase the time required, to: (a) obtain the expiration or termination of the waiting period under the HSR Act; (b) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, or (c) obtain all authorizations, consents, orders and approvals of Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
(g)   Notwithstanding the foregoing, if any objections are asserted with respect to the transactions contemplated hereby under the HSR Act or any Competition Law or if any suit is instituted (or threatened to be instituted) by any Governmental Authority or any other Person challenging the transactions contemplated hereby as violative of any Competition Law or which would otherwise prohibit or materially impair or materially delay the expeditious consummation of the transactions contemplated hereby, Buyer shall take all actions necessary to resolve any such objections or suits (or threatened suits) so as to permit such consummation of the transactions contemplated hereby, including, without limitation, agreeing to sell, hold separate, divest, or otherwise dispose of or operate the Purchased Assets to be acquired or the business of Buyer in a manner which would resolve such objections or suits; or otherwise permitting or facilitating the sale, holding separate, divestiture, or other disposition of, any of the Purchased Assets in a manner which would resolve such objections or suits (or threatened suits); provided that nothing in this Section 6.05 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer or any of its Affiliates; (ii) take any other action that limits any freedom of action with respect to Buyer or its Affiliates’ ability to retain, operate, manage, govern or influence any of its respective businesses or assets; or (iii) any material modification or waiver of the terms and conditions of this Agreement, in each case, that would have a material adverse effect on the Purchased Assets.
(h)   Without Buyer’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), Seller shall not (i) sell, hold, divest, discontinue or limit any assets, businesses or interests of Seller or any of its Affiliates; (ii) take any other action that limits any freedom of action with respect to Seller or its Affiliates’ ability to retain, operate, manage, govern or influence any of its respective businesses or assets; or (iii) agree to do any of the foregoing or to make any material modification or waiver of the terms and conditions of this Agreement.
Section 6.06   Closing Conditions.   From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.
Section 6.07   Public Announcements.   Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
Section 6.08   Bulk Sales Laws.   The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction shall be treated as Excluded Liabilities.
Section 6.09   Transfer Taxes.   All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid fifty percent (50%) by Seller, on the one hand, and fifty percent (50%) by Buyer, on the other hand, when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 6.10   Tax Clearance Certificates.   If requested by Buyer, Seller shall notify all of the taxing authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject the Buyer to any Taxes of Seller. If any taxing authority asserts that Seller is liable for any Tax, Seller shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.
Section 6.11   Misconduct.   During the period commencing on the date hereof and ending on and including the Closing Date, Seller shall not, shall cause each Seller Affiliate and shall use its reasonable best efforts to cause each officer or director of either of them as well as the Key Man not to, commit any Misconduct. To the extent permitted by applicable Law, Seller shall promptly notify Buyer if it becomes aware of any Misconduct on the part of any of Seller or Seller Affiliate, or any of their respective officers or directors, or the Key Man.
Section 6.12   Chosen Planning Council.
(a)   The parties hereto agree and acknowledge that they have previously established an informal council, referred to as the Chosen Planning Council, composed of representatives of Buyer and Seller, which has facilitated collaboration between the parties in respect of the Business. Buyer and Seller hereby form a “Chosen Planning Council,” to be comprised of three (3) members of the board of the directors of Seller (plus an executive officer of Seller), and three (3) members of the board of directors of Buyer (plus an executive officer of Buyer). On or before the Closing Date, each of Seller and Buyer shall have designated in writing its three directors and one executive representative for the Chosen Planning Council. The Chosen Planning Council shall have the duties and responsibilities set forth in the Production Services and Funding Agreement and the Distribution License Agreement (collectively, the “CPC Purview”).
(b)   The Distribution License Agreement and the Production Services and Funding Agreement each set forth provisions respecting the Chosen Planning Council which are binding upon the Parties and with respect to the Chosen Planning Council and its guidance over matters specified in such agreements. Notwithstanding anything to the contrary in this Agreement, the Distribution License Agreement or the Production Services and Funding Agreement, the Buyer’s and Seller’s respective obligations set forth herein and therein with respect to the Chosen Planning Council shall not be applicable to either such party the extent (and only to the extent) that such party’s Board of Directors determines in good faith that compliance would be inconsistent with the exercise of the fiduciary duties of such party’s Board of Directors.
Section 6.13   Use of Name.   Promptly after the Closing Date, and, in any event, within one hundred eighty (180) days thereof, Seller shall, and shall cause each applicable Seller Affiliate to, cease all use of any name (whether legal or fictitious) containing the word “Chosen”. Not later than one hundred eighty (180) days after the Closing Date, Seller shall have amended its Certificate of Incorporation, and caused each applicable Seller Affiliate to amend its formation documents, to change its name to another name that does not include the word “Chosen”. Seller shall promptly provide Buyer with copies of the instruments filed with the Secretary of State of the State of Delaware and of any other state in which Seller or any Seller Affiliate was formed or is qualified to do business as a foreign entity in order to effect such name changes.
Section 6.14   Confidentiality.   Each of the parties hereto shall, and shall cause its Affiliates to, keep confidential the terms of this Agreement and the Ancillary Documents, and the negotiations relating hereto and thereto and all documents and information obtained by such party from the other party in connection with the transactions contemplated hereby and thereby, except (a) to the extent this Agreement or any Ancillary Document, and such negotiations, need to be disclosed to obtain approval of any regulatory authority or such party’s equity holders, (b) for disclosures made in accordance with the terms of this Agreement, (c) to the extent required by applicable Law, regulations or SEC requirements, or (d) in connection with any financings arranged by the Buyer or the Seller.

Section 6.15   Information Statement.   Seller shall use its reasonable best efforts to prepare and shall cause to be filed with the SEC as promptly as practicable following the date of this Agreement a preliminary information statement on Schedule 14C (together with any amendments thereof or supplements thereto, the “Preliminary Information Statement”) disclosing that a majority of Seller’s stockholders has, by written consent in lieu of a meeting, adopted and approved this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby. Seller shall include in the Preliminary Information Statement the text of this Agreement and each Ancillary Document, and shall use all commercially reasonable efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Preliminary Information Statement. Seller shall share any such comments by the SEC staff with Buyer promptly upon receipt and, in any case, prior to responding to such comments, and shall also share its proposed responses to such comments with Buyer in advance of submitting them to the SEC Staff. Seller shall in good faith consider any comments on any such proposed response provided by Buyer. Seller shall file a definitive information statement on Schedule 14C (together with any amendments thereof or supplements thereto, the “Definitive Information Statement”) as soon as it is reasonably practicable to do so in compliance with the Exchange Act and shall distribute the same to Seller’s stockholders in compliance with the Exchange Act. None of the information included in the Preliminary Information Statement or the Definitive Information Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no covenant or representation is hereby made by Seller with respect to any information regarding Buyer, its operations, business, directors, officers, or stockholders. Each of the Preliminary Information Statement and the Definitive Information Statement will comply as to form in all material respects with the provisions of the Exchange Act.
Section 6.16   Further Assurances.   Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents.
Section 6.17   Interim Financial Statements.   Following the date of this Agreement and prior to the Closing, Seller shall deliver to the Buyer the unaudited, consolidated financial statements consisting of the consolidated balance sheet of Seller as at March 31, 2024 and the related consolidated statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended (the “Interim Financial Statements”).
ARTICLE VII
CONDITIONS TO CLOSING
Section 7.01   Conditions to Obligations of All Parties.   The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:
(a)   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any final and non-appealable Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise permanently restraining or permanently prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(b)   Any waiting period applicable to the consummation of the transactions contemplated by this Agreement and the Ancillary Documents under the HSR Act (and any extension thereof) shall have expired or been terminated.
(c)   Seller shall have filed the Definitive Information Statement with the SEC and distributed the Definitive Information Statement to its stockholders in accordance with the requirements under Exchange Act, and at least twenty (20) calendar days shall have elapsed from the date of such filing and distribution.
(d)   Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.03 and Buyer shall have received all consents,

authorizations, orders and approvals from the Governmental Authorities referred to on Section 5.03 of the Disclosure Schedules, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.
Section 7.02   Conditions to Obligations of Buyer.   The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:
(a)   Other than the representations and warranties of Seller contained in Section 4.01, Section 4.02, Section 4.03(a)(i), (ii) and (iv), Section 4.03(b)(i), (ii) and (iv), Section 4.07, Section 4.08(a), Section 4.09 and Section 4.13, the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects (without giving effect to materiality or Material Adverse Effect, or similar phrases in the representations and warranties) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The representations and warranties of Seller contained in Section 4.07 and Section 4.09 shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 4.01, Section 4.02, Section 4.03(a)(i), (ii) and (iv) and Section 4.03(b)(i), (ii) and (iv), Section 4.08(a), and Section 4.13 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);
(b)   Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;
(c)   No Action shall have been commenced against Buyer or Seller, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby;
(d)   No Material Contract shall have been amended or terminated in such a manner that would be adverse in any material respect to the Purchased Assets or the terms of any Ancillary Document, in each case, without Buyer’s prior written consent;
(e)   All approvals, consents and waivers that are listed on each of Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing;
(f)   From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect;
(g)   Seller shall have delivered to Buyer duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(a);
(h)   All Encumbrances relating to the Purchased Assets, if any, shall have been released in full, other than Permitted Encumbrances, and Seller shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its reasonable discretion, of the release of such Encumbrances;
(i)   The financing statements and security documents set forth on Section 7.02(i) of the Disclosure Schedule shall have been newly filed, terminated or amended, in each case as indicated on Section 7.02(i) of the Disclosure Schedule;

(j)   Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”);
(k)   Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by each of the board of directors of Seller and the stockholders of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;
(l)   Buyer shall have received a certificate of the Secretary of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;
(m)   Neither Seller nor any Seller Affiliate, or any officer or director of any of them nor the Key Man, shall have committed: (i) any misdemeanor of moral turpitude that is punishable by a prison term of at least 6 months or a felony (regardless of the length of prison term associated with such offense), or (ii) any act which (A) cannot be reasonably cured which can reasonably be considered by contemporary community standards to be immoral, deceptive, scandalous, or obscene that is likely to cause public ridicule or disapproval, (B) otherwise would reasonably be expected to negatively affect the reputation and goodwill associated with any Program or Program-related trademark, the Business, any Purchased Asset, Seller, any Seller Affiliate, Buyer or any of its Affiliates, or the Key Man, (C) would reasonably be expected to subject any Program or Program-related trademark, the Business, any Purchased Asset, Seller, any Seller Affiliate, Buyer or any of its Affiliates, or the Key Man to public ridicule or disapproval or uses thereof which portray (or would reasonably be perceived by the public as portraying) the underlying Biblical material in a derogatory, scandalous or defamatory manner (any such act, violation, or other conduct is referred to herein as “Misconduct”); and
(n)   Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
Section 7.03   Conditions to Obligations of Seller.   The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:
(a)   Other than the representations and warranties of Buyer contained in Section 5.01, Section 5.02, Section 5.03(a)-(b) and Section 5.05, the representations and warranties of Buyer contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (without giving effect to materiality or material adverse effect, or similar phrases in the representations and warranties) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder. The representations and warranties of Buyer contained in Section 5.01, Section 5.02, Section 5.03(a)-(b) and Section 5.04 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);
(b)   Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;
(c)   No Action shall have been commenced against Buyer or Seller, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby;

(d)   All approvals, consents and waivers that are listed on Section 5.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing;
(e)   Buyer shall have delivered to Seller duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(b);
(f)   Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”);
(g)   Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by each of the board of directors of Buyer and the members of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;
(h)   Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder; and
(i)   Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
ARTICLE VIII
INDEMNIFICATION
Section 8.01   Survival.   Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (i) Section 4.01, Section 4.02, Section 4.03(a)(i), (ii) and (iv), Section 4.03(b)(i), (ii) and (iv), Section 4.08(a), Section 4.09, Section 4.13, Section 5.01, Section 5.02, Section 5.03(a)-(b) and Section 5.05 (collectively, the “Fundamental Representations”) shall survive until the applicable statute of limitations has run plus 30 days. All covenants and agreements of the parties contained herein (i) required to be performed at or prior to the Closing shall survive the Closing for a period of ninety (90) days following the Closing or (ii) required to be performed following the Closing shall survive indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.
Section 8.02   Indemnification By Seller.   From and after Closing, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:
(a)   any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(b)   any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the Ancillary Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;

(c)   any asset, right, or property of Seller or any Seller Affiliate that is not a Purchased Asset;
(d)   any Excluded Liability;
(e)   any Third-Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Business conducted, existing or arising prior to the Closing; or
(f)   the Designated Litigation.
Section 8.03   Indemnification By Buyer.   From and after Closing, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:
(a)   any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(b)   any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or
(c)   the ownership, use, operations, properties, assets or obligations of the Purchased Assets conducted, existing or arising following the Closing (including any Third-Party Claim with respect thereto), other than the use or operation of the Purchased Assets pursuant to the terms of the Ancillary Documents (in which case the terms of the Ancillary Documents shall govern).
Section 8.04   Certain Limitations.   The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:
(a)   Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $1,000,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses from the first dollar; provided, however, that claims for fraud and claims for any Losses incurred by the Buyer Indemnitees arising out of or resulting from the breach or inaccuracy of any of the Fundamental Representations shall not be subject to the Basket.
(b)   In no event shall the aggregate liability of Seller pursuant to Section 8.02(a) (other than in respect of any Fundamental Representation) exceed an aggregate amount equal to $20,762,570.60 (the “Cap”); provided that in no event shall the aggregate liability of Seller pursuant to Section 8.02(a) exceed an aggregate amount equal to the Purchase Price. In no event shall the aggregate liability of Buyer pursuant to Section 8.03(a) (other than in respect of any Fundamental Representation) exceed an aggregate amount equal to the Cap; provided that in no event shall the aggregate liability of Buyer pursuant to Section 8.03 exceed an aggregate amount equal to the Purchase Price.
(c)   For the purposes of computing the amount of any Losses incurred under this Article VIII, there shall be deducted an amount equal to the amount of any insurance proceeds or indemnification payments actually received by the party incurring such Losses in respect of such Losses or any of the circumstances giving rise thereto.
(d)   Each Person entitled to indemnification hereunder shall use its commercially reasonable efforts to take all reasonable steps, but solely to the extent required by applicable Law, to reasonably mitigate all Losses after becoming aware of any event that could reasonably be expected to give rise to any Losses which are indemnifiable or recoverable hereunder or in connection herewith.
Section 8.05   Indemnification Procedures.   The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)   Third-Party Claims.   If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one (1) counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 6.14) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.
(b)   Settlement of Third-Party Claims.   Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.
(c)   Direct Claims.   Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have ten (10) Business Days after its receipt of such notice to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such ten (10)-Business Day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
Section 8.06   Set-Off and Security.   Seller hereby expressly acknowledges Buyer’s right of set-off under Section 2.04(d), and that Seller’s indemnification obligations pursuant to Section 8.02 are secured obligations under the Security Agreement.
Section 8.07   Tax Treatment of Indemnification Payments.   All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.
Section 8.08   Effect of Investigation.   The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.
Section 8.09   Cumulative Remedies.   All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties, or otherwise. Notwithstanding the foregoing, from and after the Closing, this Article VIII shall be the sole and exclusive monetary remedy of the Seller Indemnitees and the Buyer Indemnitees in connection with any breach of this Agreement (and, for the avoidance of doubt, not any other agreement) and (ii) neither the Buyer nor the Seller shall be liable or responsible in any manner whatsoever (whether for indemnification or otherwise) for monetary damages to any Indemnitee for a breach of this Agreement (and, for the avoidance of doubt, not any other agreement) except pursuant to the indemnification provisions set forth in this Article VIII.
ARTICLE IX
TERMINATION
Section 9.01   Termination.   This Agreement may be terminated at any time:
(a)   prior to the Closing, by the mutual written consent of Seller and Buyer;
(b)   prior to the Closing, by Buyer by written notice to Seller if:
(i)   Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Seller within twenty days of Seller’s receipt of written notice of such breach from Buyer;
(ii)   any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 15, 2024, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(iii)   if, prior to the Closing: (A) an Adverse Recommendation Change shall have occurred or Seller shall have approved or adopted, or recommended the approval or adoption of, any Seller Acquisition Agreement; or (B) Seller shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 6.03.
(c)   prior to the Closing, by Seller by written notice to Buyer if:
(i)   Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Buyer within twenty days of Buyer’s receipt of written notice of such breach from Seller;
(ii)   any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 15, 2024, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(iii)   if, prior to the Closing, the Seller Board authorizes the Seller, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 6.03 hereof, to enter into a Seller Acquisition Agreement in respect of a Superior Proposal; provided, that Seller shall have paid any amounts due pursuant to Section 9.02 in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, Seller substantially concurrently enters into such Seller Acquisition Agreement.
(d)   prior to the Closing, by Buyer or Seller in the event that (i) any applicable Law shall have been promulgated, enacted or enforced, shall be then in effect, shall have the effect of making the consummation of the transactions contemplated by this Agreement illegal or otherwise permanently prohibited, or (ii) any Governmental Authority shall have issued or entered a Governmental Order permanently restraining or permanently enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(d) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been a material contributing cause of, or was a material contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Governmental Order.
Section 9.02   Fees and Expenses Following Termination.
(a)   If this Agreement is terminated by Buyer pursuant to Section 9.01(b)(iii), then Seller shall pay to Buyer (by wire transfer of immediately available funds), within two Business Days after such termination, a fee in an amount equal to the Termination Fee.
(b)   If this Agreement is terminated by Seller pursuant to Section 9.01(c)(iii), then Seller shall pay to Buyer (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.
(c)   If this Agreement is terminated: (i) by Buyer other than pursuant to Section 9.01(b)(iii) or Section 9.01(d), or (ii) by Seller other than pursuant to Section 9.01(c)(i) (provided, that, no Adverse Recommendation Change shall have occurred prior to the alleged breach triggering Seller’s termination), Section 9.01(c)(iii) or Section 9.01(d) (provided, that, at the time of Seller’s termination Buyer shall not also be entitled to terminate this Agreement pursuant to Section 9.01(b)(iii)) and in each such case: (A) prior to such termination, an Acquisition Proposal shall have been publicly disclosed or otherwise made or communicated to Seller or the Seller Board, and not withdrawn, and (B) within 12 months following the date of such termination of this Agreement Seller shall have entered into a definitive agreement with respect to any Acquisition Proposal, or consummated any Acquisition Proposal (in each case, whether or not such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated, or publicly disclosed), then in any such event Seller shall pay to Buyer (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee. If a Person (other than Buyer) makes an Acquisition Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination and, within 12 months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes an Acquisition Proposal that is publicly disclosed, such initial Acquisition Proposal shall be deemed to have been “not withdrawn” for the purposes of this Section 9.02(c).
(d)   Seller acknowledges and hereby agrees that the provisions of this Section 9.02 are an integral part of the transactions contemplated by this Agreement, and that, without such provisions, Buyer would not have entered into this Agreement. If Seller shall fail to pay in a timely manner the amounts due pursuant to this Section 9.02, and, in order to obtain such payment, Buyer makes a claim against Seller that results in a judgment against Seller, Seller shall pay to Buyer the reasonable costs and expenses of Buyer (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 9.02 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law.
(e)   The parties hereby acknowledge and agree that (i) in the event that the Termination Fee is paid by the Seller to Buyer in accordance with this Section 9.02, the Termination Fee shall be Buyer’s sole and exclusive remedy for monetary damages arising from the termination of this Agreement by Buyer or Seller, as applicable, triggering Seller’s obligation to pay the Termination Fee under Section 9.02; provided, that, notwithstanding the foregoing, nothing herein shall limit Buyer’s rights or remedies or relieve Seller from liability, in each case, with respect to any breach of this Agreement or any fraud by Seller.
Section 9.03   Effect of Termination.   In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:
(a)   that the obligations set forth in this Article IX and Article X hereof shall survive termination; and
(b)   that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof or fraud.
ARTICLE X
MISCELLANEOUS
Section 10.01   Expenses.   All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 10.02   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):
If to Seller:
The Chosen, Inc.
4 South 2600 West, Suite 5
Hurricane, Utah 84737
E-mail: Brad Pelo
Attention: brad@thechosen.tv

with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
2029 Century Park East
Los Angeles, CA 90067-2905
E-mail: akramer@willkie.com
Attention: Andrew Kramer

If to Buyer:
Come and See Foundation, Inc.
6385 Corporate Drive, Suite 200
Colorado Springs, CO
Attn: Ryan Dunham, COO
Email: ryan@comeandseefoundation.org

with copies (which shall not constitute notice) to:
Envisage Law
2601 Oberlin Road
Raleigh, North Carolina 27608
Attn: Anthony Biller
Email: AJBiller@envisage.law

and
Baker & Hostetler LLP
45 Rockefeller Plaza
New York, NY 10111
E-mail: melkin@bakerlaw.com;
sgoldberg@bakerlaw.com
Attention: Matthew R. Elkin; Steven H. Goldberg
and
Barnes Law Firm
24 West Camelback Road, #467
Phoenix, Arizona 85013
Attn: Michael Barnes Esq.
Email: MBarnes@BarnesLaw.US
Section 10.03   Interpretation.   For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties hereto acknowledge that they have been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. Provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Any fact or item which is clearly disclosed on any Schedule or Exhibit to this Agreement in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or to the information called for by another Schedule or other Schedules (or Exhibit or other Exhibits) to this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other Schedule or Schedules (or Exhibit or Exhibits), as the case may be, notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed on any Schedule or Exhibit hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement. Without limiting the foregoing, no reference to or disclosure of a possible breach or violation of any contract or agreement, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.
Section 10.04   Headings.   The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 10.05   Severability.   If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
Section 10.06   Entire Agreement.   This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including that certain letter of intent, dated January 5, 2024, by and between Buyer and Seller.
Section 10.07   Assignment.   This Agreement may not be assigned by any party hereto by operation of Law or otherwise without the express written consent of the other party hereto (which consent may be granted or withheld in the sole discretion of any of them), as the case may be, and any attempted assignment without such consent shall be null and void.
Section 10.08   No Third-Party Beneficiaries.   Except as provided in Article VIII, Section 9.02(e), and Section 10.12, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.09   Amendment and Modification; Waiver.   This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party; or (b) waive compliance with any of the agreements of the other party or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise of any other right, remedy, power or privilege hereunder. The failure of any party hereto to assert any of its rights, remedies, powers or privileges hereunder shall not constitute a waiver of any of such rights, remedies, powers, or privileges.
Section 10.10   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)   Subject to Mandatory Arbitration and the Rules, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely therein, without regard to any conflict of law principles; provided that if there is any conflict between such choice of law and the Rules or Mandatory Arbitration provisions, the Rules sand the Mandatory Arbitration shall control, and such choice of law may not adversely affect or vitiate the Mandatory Arbitration provisions hereof or the application of the Rules in such Mandatory Arbitration.
(b)   The parties hereto are Christians and believe that the Bible commands them to make every effort to live at peace and to resolve disputes with each other in private or within the Christian church (see Matthew 18:15-20; 1 Corinthians 6:1-8). Therefore, the Parties hereto agree that any claim or dispute arising from or related to this Agreement shall be settled by biblically based mediation and, if necessary, legally binding arbitration in accordance with the Rules of Procedure for Christian Conciliation of the Institute for Christian Conciliation (the “Rules”), to be held in Dallas County, Texas. Subject to the primacy of applying such Rules, the parties will make best efforts to select an arbitrator who has substantial experience in adjudicating and/or arbitrating disputes in the motion picture and television industry. If the parties are not able to locate an arbitrator with such experience, the parties agree that the arbitrator may (and should) select a Special Master at the parties’ shared expense with substantial experience in the industry to advise the arbitrator. The parties further agree that for disputes forecast to involve less than $100 million in controversy, the matter shall be resolved by a single arbitrator, and for matters in excess of $100 million, the matter shall be resolved by a panel of three arbitrators. (As used herein, the singular “arbitrator” includes the plural if applicable.) The arbitrator shall decide all issues and questions of whether a dispute or claim is subject to mediation and/or arbitration pursuant to the Rules and/or of the arbitrability (including the existence, validity, and scope of the arbitration agreement) and/or jurisdiction of a dispute or claim, pursuant to Rules 24 and 34. The arbitration award shall also provide for payment by the non-prevailing party to the prevailing party of all fees and costs incurred in connection with said arbitration, as well as the reasonable outside attorneys’ fees and costs incurred by the prevailing parties. Judgment upon any such arbitration decision or award may be entered in and enforced by any court having jurisdiction thereof. These mandatory arbitration provisions are referred to collectively as “Mandatory Arbitration”.
(c)   Each Party hereby irrevocably: (i) waives any objection which it may have as to determining the basis for jurisdiction in any claim, action or proceedings arising as a result of this Agreement or related thereto, including any claim for which the tribunal set forth above would be a forum non conveniens for the suit, action or proceedings; (ii) waives any right which it may have to initiate any claim, action or proceedings arising as a result of this Agreement before a court in its own domicile; and (iii) agrees as follows: WAIVER OF JURY TRIAL: EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, THIS AGREEMENT; and (iv) agrees that a final judgment issued in respect of such action, claim or process shall be conclusive and may be enforced by filing legal proceedings in any court in the jurisdiction to which the applicable Party and its assets are subject.
Section 10.11   Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 10.12   Conflict Waiver; Attorney-Client Privilege.
(a)   Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, managers, members, shareholders, officers, partners, employees and Affiliates, that:
(i)   Each of Baker & Hostetler LLP, Envisage Law, and Barnes Law Firm (collectively, “Buyer Law Firms”) has acted as counsel to Buyer, and Willkie Farr & Gallagher LLP (“Seller Law Firm”) has acted as counsel to Seller, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Engagement”). The parties hereto agree that, following consummation of the transactions contemplated hereby, the Engagement and any prior representation of Buyer by any Buyer Law Firm and of Seller by Seller Law Firm shall not preclude (x) any Buyer Law Firm from serving as counsel to Buyer or any of its Affiliates or any of their respective directors, managers, members, shareholders, partners, officers or employees or (y) Seller Firm from serving as counsel to Seller or any of its Affiliates or any of their respective directors, managers, members, shareholders, partners, officers or employees in connection with any Proceeding relating to the Engagement.
(ii)   The parties hereto shall not seek or have any Buyer Law Firm or Seller Law Firm disqualified from any such representation based on the Engagement. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from the Engagement. Each of the parties hereto acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 10.12 shall not be deemed exclusive of any other rights to which Buyer Law Firm or Seller Law Firm is entitled whether pursuant to Law, Contract or otherwise.
(b)   This Section 10.12 is intended for the benefit of, and shall be enforceable by, Buyer Law Firm and Seller Law Firm. This Section shall be irrevocable, and no term of this Section may be amended, waived or modified, without the prior written consent of Buyer Law Firm and Seller Law Firm.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.
THE CHOSEN, INC.
By
/s/ Brad Pelo

Name:
Brad Pelo

Title:
President

COME AND SEE FOUNDATION, INC.
By
/s/ C. Ryan Dunham

Name:
Ryan Dunham

Title:
Chief Operating Officer

[Signature page to Asset Purchase Agreement]

Exhibit A
Form of Distribution License Agreement
[See attached]

Exhibit B
Form of Mutual Consent Under Funding Agreement
[See attached]

Exhibit C
Form of Production Services and Funding Agreement
[See attached]

Exhibit D
Form of Security Agreement
[See attached]